Exhibit 10.33

Advancing Renewables Program Funding Agreement

ARENA agrees to provide the ARENA Funding, and the Recipient agrees to complete the Project and use reasonable endeavours to achieve the Outcomes, in accordance with the terms of this Agreement.

PROJECT DETAILS

PART 1 – PROJECT OVERVIEW

1.	Project Title	Vast Solar, Port Augusta Concentrated Solar Power Project

2.	Contract Number	2022/ARP026

3.	Recipient	Vast Solar 1 Pty Ltd (ABN 99 660 142 030)

4.	Guidelines and policies

Advancing Renewables Program – Program Guidelines, 2020
(https://arena.gov.au/assets/2017/05/ARENA_ARP_Guidelines_FA_Single _Pages_LORES.pdf)

ARENA Variation Policy
(https://arena.gov.au/assets/2018/05/arena-funding-agreement-variation-policy.pdf)

ARENA Report Writing Guidelines
(https://arena.gov.au/assets/2020/03/arena-report-writing-guidelines.pdf)

PART 2 - KEY PROJECT DETAILS

5.	Purpose, Outcomes and Project	See items 1.1, 1.7 and 1.2 of Schedule 1 (The Project)

6.	Location	Allotment 101 in Deposited Plan 117832 in the Hundred of Castine, Port

7.	Budget	Up to $220,000,000 (excl. GST)

8.	ARENA Funding	Cash: $45,000,000 (excl. GST) representing 20% of Budget

9.	Recipient Contributions	Cash: $45,000,000 (excl. GST) representing 20% of Budget

10.	Other Contributions	Cash: $110,000,000 (excl. GST) representing 50% of Budget

11.	CP Submission Date and CP Satisfaction Date (Clause 4)	CP Submission Date: 29 February 2024 CP Satisfaction Date: 29 March 2024
12.	Final Milestone Date	31 May 2028

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13.	Specified Personnel

Project Personnel

Craig Wood (CEO), [***]

Kurt Drewes (CTO), [***]

Lachlan Roberts (Head of Construction), [***]

Bruce Leslie (Head of Products), [***]

Christina Hall (Head of Finance), [***]

Gilein Steensma (Head of International BD), [***]

Alec Waugh (General Counsel), [***]

Knowledge Sharing Personnel

Kurt Drewes (CTO), [***]

14.	Approved subcontractors for Major Subcontract Work (Clause 22.1(h))	Advisian Pty Ltd (ABN 50 098 008 818) The EPC Contractor To be confirmed at Project Financial Close
15.	Project Participants (Clause 8)	Vast Solar Pty. Ltd. (ABN 37 136 258 574) SiliconAurora Pty Ltd (ABN 14 606 360 169) To be confirmed at Project Financial Close

PART 3 - OTHER CONTRACT INFORMATION

16.	Insurance requirements (Clause 22.1(i))

1.     Workers’ compensation in accordance with relevant State or Territory legislation;

2.     Public liability insurance for a minimum amount as recommended in the insurance due diligence report to be delivered to ARENA under CP (b) of Schedule 1;

3.     Professional indemnity insurance for a minimum amount as recommended in the insurance due diligence report to be delivered to ARENA under CP (b) of Schedule 1; and

4.     Any other insurance policy relevant to cover the risks of the Project recommended in the insurance due diligence report to be delivered to ARENA under CP (b) of Schedule 1.

17	Acknowledgement of support (Clause 8.1)

Acknowledgement

The Recipient must acknowledge the support received from ARENA by including the following statement:

This Project received funding from the Australian Renewable Energy Agency (ARENA) as part of ARENA’s Advancing Renewables Program.

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Signage

The Recipient must also acknowledge the support received from ARENA by placing signage outside the site or facility where the Project is undertaken which includes the following statement:

Vast Solar 1 Pty Ltd has received support from the Australian Renewable Energy Agency (ARENA) for the Vast Solar Port Augusta Concentrated Solar Power Project as part of ARENA’s Advancing Renewables Program.

The Recipient is requested to consider including an indigenous place acknowledgement if the signage clause applies to the Project.

18.	Disclaimer (Clause 8.4)

The Recipient must include the following statement on any published material in relation to the Project:

The views expressed herein are not necessarily the views of the Australian Government, and the Australian Government does not accept responsibility for any information or advice contained herein

19.	Recipient Confidential Information (Clause 27)	As per Knowledge Sharing Plan

20.	Address for Notices and other communications (including, in the case of ARENA, invoices) (Clause 39)	ARENA: Director, Contract Management Services [***] [***] [***] The Recipient: Christina Hall, Head of Finance, Vast Solar 1 Pty Ltd [***] [***] [***]

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Standard Projects Funding Agreement General Conditions

1	Duration of Agreement

This Agreement begins on the Commencement Date and continues until the End Date, unless terminated earlier in accordance with its terms (Term).

2	Recipient to undertake the Project

2.1	Subject to the terms of this Agreement, the Recipient must:

(a)	undertake the Project in accordance with this Agreement;

(b)	use reasonable endeavours to achieve the Outcomes;

(c)	satisfy the requirements of the Milestones Deliverables, including meeting the completion dates for the Milestones, as specified in item 1.9 of Schedule 1 (The Project) and in accordance with clause 16; and

(d)	complete the Project by the Final Milestone Date.

3	Project Finance

3.1	The parties acknowledge that the Recipient will seek to arrange:

(a)	concessional debt financing and related working capital and hedging facilities; and

(b)	an equity raising,

in addition to the ARENA Funding in relation to the funding of the Project.

3.2	In the event that the finance described in clause 3.1 is arranged, the parties agree to negotiate in good faith any amendments to this Agreement reasonably required as a result of such finance being obtained, including (if required) entering into a longform funding agreement.

4	Conditions Precedent

4.1	Notwithstanding any other provision of this Agreement, the Recipient acknowledges and agrees that it must not submit a request for payment of ARENA Funding, and ARENA is not obliged to pay to the Recipient any amount of ARENA Funding, until the Recipient satisfies the Conditions Precedent.

4.2	The Conditions Precedent:

(a)	must be satisfied in a form and substance satisfactory to ARENA; and

(b)	are for the benefit of ARENA and may only be waived in writing by ARENA.

4.3	The Recipient must:

(a)	use all reasonable endeavours to:

(i)	submit the Conditions Precedent promptly and in any event, on or before the CP Submission Date specified for each Condition Precedent in item 1.8 of Schedule 1 (The Project);

(ii)	satisfy the Conditions Precedent on or before the CP Satisfaction Date specified for each Condition Precedent in item 1.8 of Schedule 1 (The Project); and

(b)	notify ARENA in writing upon submitting the Conditions Precedent due for a particular CP Submission Date in item 1.8 of Schedule 1 (The Project).

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4.4	Within 20 Business Days of receipt of a notice under clause 4.3(b) (or such other period as may be agreed between the parties), ARENA must provide written notice to the Recipient confirming that the Conditions Precedent due for the relevant CP Submission Date have been:

(a)	satisfied by the Recipient in accordance with this Agreement;

(b)	waived by ARENA; or

(c)	rejected by ARENA, if it considers, acting reasonably, that the Conditions Precedent do not satisfy all the requirements set out under item 1.8 of Schedule 1 (The Project), in which case:

(i)	ARENA must provide written reasons for the rejection;

(ii)	the Recipient must, within 5 Business Days, reissue the Conditions Precedent in a form that addresses the reasons for the earlier rejection; and

(iii)	ARENA may accept or reject the Conditions Precedent within 5 Business Days of receiving the reissued Conditions Precedent.

4.5	(ARENA Funding Assumptions): The Recipient acknowledges and agrees that:

(a)	the ARENA Funding payable by ARENA to the Recipient under this Agreement has been sized on the basis of the Draft Financial Model; and

(b)	if the Financial Model delivered by the Recipient to ARENA as a Condition Precedent contains changes from the Draft Financial Model which, in ARENA’s sole opinion, are inconsistent with ARENA’s Board Approval, ARENA may reject the Condition Precedent relating to the Financial Model in accordance with clause 4.4.

For the avoidance of doubt, ARENA is not precluded from rejecting the Financial Model for any other reason in accordance with clause 4.4.

4.6	Subject to clauses 4.4(b) and 20.5, if the Recipient fails to satisfy the relevant Conditions Precedent by the CP Satisfaction Date specified in item 1.8 of Schedule 1 (The Project), then:

(a)	ARENA may immediately terminate this Agreement by notice to the Recipient; and

(b)	neither party will have any liability to the other party arising out of, or in connection with, this Agreement or the termination of it.

5	Stages

Not used.

6	Governance Body

6.1	Where a steering committee, group or body has been or will be established to oversee or coordinate the Project (Governance Body), the parties acknowledge and agree that, except as otherwise specified in item 1.2 of Schedule 1:

(a)	the Recipient must notify ARENA, as soon as is reasonably practicable, of the establishment of the Governance Body;

(b)	ARENA may, in its discretion, participate in the Governance Body as an observer;

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(c)	all decisions or recommendations made, and actions taken, by the Governance Body are based on the Steering Committee’s own information, enquiries, independent advice, and/or considerations;

(d)	any contribution made to the Governance Body by ARENA as an observer will not bind the Governance Body; and

(e)	the Governance Body’s decisions, recommendations and actions will not bind ARENA.

7	Knowledge sharing

7.1	The Recipient must:

(a)	in consultation with ARENA, implement and comply with the Knowledge Sharing Plan; and

(b)	ensure the delivery of the Knowledge Sharing Deliverables,

as set out at item 4 of Schedule 1 (The Project).

7.2	It is the Recipient’s responsibility to ensure that any Project documentation or information (including any Knowledge Sharing Deliverables) prepared for public release do not contain any Recipient Confidential Information.

7.3	The Recipient must categorise the documentation and information it provides to ARENA pursuant to the Knowledge Sharing Plan as follows:

(a)	public: information that may be shared freely within ARENA, with industry participants, and with the public in general; and

(b)	Recipient Confidential Information: information that may only be shared in accordance with clause 27.

8	Acknowledgement, disclaimer and publicity

8.1	The Recipient must, and must ensure that any Project Participants, acknowledge the financial and other support received from ARENA:

(a)	in all publications, promotional and advertising materials, public announcements, events and activities in connection with the Project;

(b)	in any products, processes or inventions developed as a result of the Project; and

(c)	if required by ARENA, at the place where the Project is undertaken,

ensuring the form of acknowledgement is as specified in item 17 of the Project Details or as otherwise approved by ARENA prior to its use.

8.2	Where the Recipient acknowledges, or is likely to acknowledge, the financial and other support received from ARENA in any materials in connection with fundraising for, or investment in, the Project (Fundraising Materials), the Recipient must:

(a)	provide a copy of the Fundraising Materials to ARENA before publication or circulation with reasonably sufficient time to enable it to review the Fundraising Materials; and

(b)	make any amendments or deletions requested by ARENA to the Fundraising Materials where the request is made within five Business Days of ARENA’s receipt of the Fundraising Materials.

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For the avoidance of doubt, if ARENA does not communicate any amendments or deletions to the Recipient within five Business Days of ARENA’s receipt of the Fundraising Materials then the Fundraising Materials are taken to be agreed by ARENA.

8.3	ARENA reserves the right to publicise and report on the awarding of the ARENA Funding, and may include:

(a)	the name of the Recipient, Recipient’s shareholders and Project Participants;

(b)	the amount of the ARENA Funding; and

(c)	a brief description of the Project.

8.4	The Recipient must, and must ensure that any Project Participants:

(a)	include a disclaimer as specified in item 18 of the Project Details, or otherwise approved by ARENA, in all published material relating to the Project; and

(b)	before making a public announcement in connection with this Agreement or any transaction contemplated by it, obtain ARENA’s written consent to the announcement, except if required by Law or a regulatory body, including a relevant stock exchange, in which case ARENA should be notified of any such requirement as soon as practicable.

9	Communication Materials

9.1	The Recipient acknowledges that ARENA may request the Recipient procure and provide to ARENA, artists’ impressions, renders or professional imagery, including photography and/or video and audio, which demonstrates the appearance of any works constructed or goods developed in connection with the Project (Communication Materials).

9.2	Where ARENA makes a request for Communication Materials in accordance with clause 9.1:

(a)	the parties will meet within 20 Business Days to discuss the request, unless otherwise agreed by the parties;

(b)	ARENA will document its request, including any requirements of the Communication Materials, in Appendix B (Communication Materials); and

(c)	ARENA will ensure that Appendix B (Communications Material) includes:

(i)	any appropriate guidance materials;

(ii)	any necessary technical specifications; and

(iii)	the required timing for the provision of the Communication Materials.

9.3	Notwithstanding clauses 20.2 and 39, Appendix B (Communication Materials) may be varied by written agreement of the parties and, where varied, ARENA will provide the varied Appendix B (Communication Materials) to the Recipient.

10	Reporting

10.1	The Recipient must:

(a)	comply with the reporting requirements set out in item 3 of Schedule 1 (The Project) and keep ARENA regularly and fully informed regarding the progress of the Project;

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(b)	during the Term of this Agreement, and for a period of 5 years following the Final Milestone Date, where requested by ARENA, provide:

(i)	data with respect to carbon abatement resulting from the Project; and

(ii)	provide a report on the number of direct jobs (including any permanent roles, contractors, subcontractors and consultants) created during any construction and operation phases of the Project; and

(iii)	provide such further information as reasonably requested by ARENA with respect to the Project throughout the Term.

10.2	In the event this Agreement is terminated before the End Date, within 20 Business Days after the date of termination or such longer period as notified by ARENA, the Recipient must provide a report for public release explaining:

(a)	the reasons for such termination; and

(b)	the information, knowledge and lessons learnt (both positive and negative) by the Recipient from the Project.

11	Plans and studies

11.1	The Recipient must provide the plans in accordance with the requirements set out in items 3.1 and 3.2 of Schedule 1 (The Project) and in a form and substance satisfactory to ARENA.

11.2	Where the Recipient is required to provide a plan under item 3.2 of Schedule 1 (The Project), the Recipient must:

(a)	ensure that the plan is developed by an appropriately qualified person with an understanding of the Project and detailed knowledge of the risks; and

(b)	as specified in item 3.2 of Schedule 1 (The Project):

(i)	(external certification): provide certification, for the benefit of ARENA, that the plan is appropriate and consistent with best practice for this type of Project and its risks, and is being appropriately implemented, from an independent and qualified person, who is not an employee, shareholder, director, other officeholder or related entity of the Recipient, a Project Participant, or any other person having, or having had, significant involvement in the Project or the Application; or

(ii)	(internal certification): provide certification, for the benefit of ARENA, that the plan is appropriate and consistent with best practice for this type of Project and its risks, and is being appropriately implemented, from an independent and qualified person, who does not have, or has not had, significant involvement in the Project or the Application.

11.3	If a study to be provided under this Agreement, ARENA may require the Recipient to use the template provided at Schedule 2 (Study Template).

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12	Privacy

The Recipient must:

(a)	comply with applicable privacy laws, including the Privacy Act 1988 (Cth) (the Privacy Act);

(b)	promptly notify ARENA in writing if it (or its subcontractors) commits an eligible data breach within the meaning of the Privacy Act relating to any data or personal information held in connection with the Project; and

(c)	ensure that Personal Information collected or received in connection with the Project is used solely for the purposes of performing its obligations under this Agreement and otherwise in accordance with the requirements of the Privacy Act.

13	Data security

13.1	The Recipient must, in connection with the Project, have in place adequate security measures to protect any Data acquired by the Recipient in connection with the Project from Data Security Breaches.

13.2	If the Recipient becomes aware of a Data Security Breach, it must:

(a)	notify ARENA immediately upon becoming aware of the Data Security Breach and specify all known details of the breach or circumvention;

(b)	immediately take all reasonable steps to remedy such breach or circumvention and to prevent the Data Security Breach from recurring; and

(c)	as soon as reasonably practicable, provide to ARENA full details of the Data Security Breach and the remedial steps undertaken.

14	Intellectual Property Rights

14.1	The parties acknowledge and agree that:

(a)	this Agreement does not affect ownership of the Intellectual Property Rights in any Pre-existing Material or Third Party Material; and

(b)	all Intellectual Property Rights in Agreement Material vest in the Recipient upon creation.

14.2	The Recipient grants to, or obtains for, ARENA a perpetual, irrevocable, world-wide, royalty-free, fee-free, non-exclusive licence to use, reproduce, adapt, modify, communicate, broadcast, distribute, publish, disseminate and sublicense the Licensed Materials solely for:

(a)	the purpose of giving effect to the Knowledge Sharing Plan; or

(b)	to carry out its objectives under the ARENA Act,

but not including the right to exploit the Licensed Materials for commercial purposes.

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14.3	If someone claims, or ARENA reasonably believes that someone is likely to claim, that all or part of the Licensed Materials or their use in accordance with this Agreement infringe their Intellectual Property Rights or Moral Rights, in addition to the indemnity under clause 37 and to any other rights that ARENA may have, promptly, at the Recipient’s expense:

(a)	use its best efforts to secure the rights for ARENA to continue to use the affected Licensed Materials free of any claim or liability for infringement; or

(b)	replace or modify the affected Licensed Materials so that the Licensed Materials or the use of them does not infringe the Intellectual Property Rights or Moral Rights of any other person without any degradation of the performance or quality of the affected Licensed Materials.

14.4	Where required for the Project as determined by ARENA, and as agreed between the parties, the Recipient must comply with an Intellectual Property Management Plan as set out in item 3.2 of Schedule 1 (The Project) when undertaking the Project.

14.5	The Recipient must obtain all consents (including any Moral Rights consents or waivers) necessary to perform its obligations under this Agreement.

15	ARENA Funding

15.1	Notwithstanding any other provision of this Agreement, ARENA’s total liability under or in connection with this Agreement, including all ARENA Funding paid or payable, will not exceed an amount equal to the ARENA Funding.

15.2	ARENA may set-off any money due for payment by ARENA to the Recipient under this Agreement against any money owed by the Recipient to ARENA under this Agreement or any other agreement between the parties under which ARENA provides funding to the Recipient.

16	Claims for payment

16.1	Subject to this Agreement, ARENA will pay ARENA Funding to the Recipient in accordance with this clause 16.

16.2	Before the Recipient can make a claim for payment of ARENA Funding, the Recipient must submit to ARENA by the GMS (unless otherwise advised by ARENA), all Milestone Deliverables due for the relevant Milestone by the completion date specified in item 1.9 of Schedule 1 (The Project).

16.3	Upon receipt of a Milestone Deliverable in accordance with clause 16.2, ARENA will:

(a)	within 5 Business Days (or such other period notified by ARENA), provide the Recipient with notification that the Milestone Deliverable has been received; and

(b)	within 20 Business Days, notify the Recipient, with respect to each Milestone Deliverable, whether it is:

(i)	accepted; or

(ii)	not accepted.

16.4	When one or more Milestone Deliverables are not accepted:

(a)	ARENA will provide the Recipient with reasons why the Milestone Deliverable was not accepted; and

(b)	the Recipient must re-submit the Milestone Deliverable within 10 Business Days (or such other period notified by ARENA) of notification of the reasons for non-acceptance, and ARENA will, within 5 Business Days notify the Recipient whether the Milestone Deliverable has been:

(i)	accepted; or

(ii)	not accepted, in which case ARENA may exercise any of its rights under this Agreement.

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16.5	When all Milestone Deliverables due for the relevant Milestone are accepted by ARENA:

(a)	ARENA will notify the Recipient that the Milestone is achieved; and

(b)	the Recipient will make a claim for payment with respect to payment of the relevant Milestone in accordance with the requirements of clause 16.6.

16.6	The Recipient may submit a claim for payment of ARENA Funding by providing a correctly rendered invoice which:

(a)	is emailed to the address listed in item 20 of the Project Details or submitted by the GMS;

(b)	meets the requirements of a tax invoice as set out in the GST Law;

(c)	sets out:

(i)	the agreement number and Project title; and

(ii)	the amount of ARENA Funding to be paid together with the supporting documentation and other evidence specified in item 2 of Schedule 1 (The Project); and

(d)	is accompanied by a certificate signed and dated by a duly authorised representative of the Recipient stating that:

(i)	the representations set out in clause 21 of this Agreement are true and correct in all material respects as at the date the invoice is submitted;

(ii)	no Material Breach is continuing or would result from the payment of funding by ARENA; and

(iii)	the Recipient is able, and has sufficient funds, to complete the Project by the Final Milestone Date in accordance with this Agreement.

16.7	Upon satisfaction of the requirements of this clause 16, ARENA must make payment within 30 days after receiving a valid invoice into the account nominated by the Recipient.

17	Bank account

17.1	The Recipient must:

(a)	ensure that the ARENA Funding is held in an account in the Recipient’s name, and which the Recipient solely controls, with an authorised deposit-taking institution as defined by the Banking Act 1959 (Cth);

(b)	ensure that the account is:

(i)	established solely for the purposes of accounting for, and administering, any funds paid to the Recipient;

(ii)	an account that bears a rate of interest reasonably required by ARENA; and

(iii)	separate from the Recipient’s other operational accounts;

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(c)	notify ARENA, prior to the receipt of any ARENA Funding, of details sufficient to identify the account;

(d)	notify ARENA of any changes to the account within 14 days of the change occurring; and

(e)	identify the receipt and expenditure of the ARENA Funding separately within the Recipient’s accounting records to ensure that, at all times, the ARENA Funding is identifiable and ascertainable.

17.2	On request, the Recipient must provide ARENA and the authorised deposit-taking institution with an authority for ARENA to obtain details relating to the use of the account referred to in this clause 17.

18	Use of ARENA Funding

18.1	The Recipient must use the ARENA Funding only:

(a)	for the Project;

(b)	for Eligible Expenditure, which must be in accordance with the requirements of the Applicable Guidelines;

(c)	as provided in the Budget; and

(d)	in accordance with the terms and conditions set out in this Agreement.

18.2	In accordance with the Applicable Guidelines, the Recipient must not spend more than 10% of the ARENA Funding on Overseas Expenditure, other than for equipment or materials.

19	Contributions

19.1	With the exception of the ARENA Funding, the Recipient is responsible for providing or securing all Contributions, funds and resources, and bearing all costs necessary, to complete the Project, including on account of cost overruns.

19.2	Unless otherwise agreed in writing:

(a)	the Recipient Contributions must be provided and used for the Project in accordance with the timeframe in item 2.3 of Schedule 1 (The Project); and

(b)	the Recipient must ensure that any Other Contributions are provided and used for the Project in accordance with item 2.3 of Schedule 1 (The Project).

19.3	The Recipient must provide written notice to ARENA as soon as practicable if:

(a)	the Recipient Contributions and/or Other Contributions provided and used for the Project are increased; or

(b)	it has received, or requested to receive, other funds from the Commonwealth or State or Territory or local government for the Project.

20	Variations, Delays and Extensions of Time

20.1	Without limiting anything else in this Agreement, any variations (including any requests for Extensions of Time) to this Agreement will be considered by ARENA in accordance with the ARENA Variation Policy.

20.2	Subject to clause 20.3, no agreement or understanding varying the terms of this Agreement is legally binding upon either party unless the agreement or understanding is in writing and signed by both parties.

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20.3	Where a party requires a Minor Variation:

(a)	the party must provide notice to the other party, including details of the proposed variation; and

(b)	where agreed by the parties (acting reasonably), ARENA will effect the Minor Variation in accordance with Appendix A.

20.4	Upon becoming aware that there is, or is likely to be, a delay with respect to:

(a)	satisfying the Conditions Precedent by the CP Satisfaction Date;

(b)	meeting the completion dates for one or more Milestones specified in item 1.9 of Schedule 1 (The Project); or

(c)	completing the Project by the Final Milestone Date,

the Recipient must promptly notify ARENA of such delay or likely delay.

20.5	Where the Recipient is requesting an extension of time to the CP Satisfaction Date, the completion date of one or more Milestones, the Final Milestone Date or Knowledge Sharing Deliverables and / or the Final Milestone Date (Extension of Time), ARENA must, within a reasonable time of such request, assess the request in accordance with clause 20.1 and acting reasonably:

(a)	agree to the Extension of Time, in which case the parties will effect a variation to this Agreement; or

(b)	not accept the Extension of Time, providing written reasons for such non-acceptance, in which case ARENA is entitled to exercise its rights under this Agreement.

21	Representations and warranties

21.1	The Recipient represents and warrants that:

(a)	(transaction permitted): it will not be breaching any Law, Authorisation, or agreement by signing or performing this Agreement;

(b)	(sanctions) the Recipients, its Related Bodies Corporate and their Personnel, has not contravened any Australian Sanctions Laws;

(c)	(no misleading information): all information provided to ARENA (including in the Application) is true, correct, and complete in all material respects and is not misleading (as at the time it was provided, except where information is provided to the Recipient by a third party in which case the Recipient represents and warrants that, after making diligent enquiries, it has made reasonable endeavours to verify the accuracy of the information);

(d)	(conflicts of interest): except as otherwise disclosed in writing to ARENA, to the best of its knowledge after making diligent enquiry, no conflict of interest exists or is likely to arise in the performance of its obligations under this Agreement;

(e)	(employee entitlements): it is not subject to any judicial decision against it, relating to employee entitlements (not including decisions under appeal) where it has not paid the claim;

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(f)	Intellectual Property):

(i)	the use or development of the Licensed Materials by the Recipient to undertake the Project; and

(ii)	ARENA’s use of the Licensed Materials as contemplated in accordance with the requirements of this Agreement,

will not infringe the Intellectual Property Rights or Moral Rights of any person;

(g)	(legal capacity): it has full legal capacity to own its own property, undertake the Project and enter into this Agreement, and to carry out the transactions that each of these contemplate;

(h)	(financial capacity): it has, or will have, sufficient funds to complete the Project;

(i)	(insolvency): no Insolvency Event has occurred, and there are no reasonable grounds to suspect that an Insolvency Event will occur, in respect of the Recipient;

(j)	(Applicable Guidelines): it has complied with the Applicable Guidelines in connection with the Project;

(k)	(qualifications): the Recipient, its Personnel and subcontractors have the necessary experience, skill, knowledge, expertise and competence to undertake the Project and will hold (where appropriate) such licences, permits or registrations as are required under any State, Territory or Commonwealth legislation to undertake the Project and are fit and proper people; and

(l)	(trustee): if the Recipient is a trustee, it enters into this Agreement personally, in its capacity as trustee and without any limitation of its liability as a trustee and has the power to perform its obligations under this Agreement.

21.2	The representations and warranties in clause 21.1 will, unless otherwise specified, be made on the signing of this Agreement by the Recipient, and be repeated on each date the Recipient:

(a)	submits an invoice to ARENA in accordance with clause 16; and

(b)	receives payment of ARENA Funding.

21.3	The Recipient acknowledges and agrees that ARENA has entered into this Agreement and performs this Agreement in reliance on the representations and warranties in clause 21.1.

22	Undertakings and Acknowledgements

22.1	The Recipient must:

(a)	(Laws): comply with all applicable Laws;

(b)	(sanctions): in connection with the Project, comply, and ensure that any Related Bodies Corporate comply, with Australian Sanctions Laws and use reasonable endeavours to ensure compliance by any of its subcontractors;

(c)	(fraud): immediately notify ARENA in writing of any fraud or suspected fraud in connection with the Project and take such action as ARENA reasonably requires to manage the fraud;

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(d)	(Change in Control): promptly notify ARENA of any Change in Control or likely Change in Control of the Recipient;

(e)	(WHS Law):

(i)	comply with applicable WHS Law, and not do or allow to be done, or omit or allow to be omitted, anything which may result in ARENA being in breach of WHS Law;

(ii)	promptly notify ARENA of any notifiable incidents under WHS Law, accidents, injuries, or damage to property of a serious nature that occurs in connection with the Project (WHS Notifiable Incident);

(iii)	in relation to any WHS Notifiable Incident, if requested, provide to ARENA an investigation report on the causes and effects of, and corrective and preventative actions arising from, the incident and, provide updates on the status of any such actions as reasonably required by ARENA;

(iv)	cooperate with ARENA as required in relation to any WHS Notifiable Incident; and

(v)	ensure that its contracts with any subcontractors, Project Participants, consultants or other persons participating in the Project contain those provisions necessary to enable the Recipient to comply with its obligations under this clause 22.1(d); and

(f)	(WHS Accreditation Scheme): where the Recipient or its subcontractor undertakes Building Work in carrying out the Project, to the extent required by the Building and Construction Industry (Improving Productivity) Act 2016 (Cth), the Recipient must, in accordance with applicable requirements of the Work Health and Safety Accreditation Scheme:

(i)	procure and maintain any required accreditation (including as required with respect to its subcontractors); and

(ii)	ensure ARENA is kept updated as to the status of any such accreditation, including with respect to its subcontractors for this Project;

(g)	(FOI): assist ARENA to comply with any request under the Freedom of Information Act 1982 (Cth) that relates to the performance of this Agreement;

(h)	(subcontractors and Project Participants) in connection with the Project:

(i)	not enter into a contract with a subcontractor or Project Participant named as an organisation that has not complied with the Workplace Gender Equality Act 2012 (Cth);

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(ii)	not enter into a contract if at any time the Recipient becomes aware of Modern Slavery practices in the operations and supply chains used by a subcontractor or Project Participant unless the Recipient takes reasonable action to address or remove these practices;

(iii)	and in relation to Major Subcontract Work, only engage those subcontractors specified in item 14 of the Project Details or otherwise approved by ARENA in writing; and

(iv)	ensure that its contracts with any subcontractors, Project Participants, consultants or other persons participating in the Project contain those provisions necessary to enable the Recipient to comply with its obligations under this Agreement;

(i)	(insurance): in connection with the Project:

(i)	have and maintain the insurances that would be maintained by a prudent business undertaking the Project, including but not limited to those insurances specified in item 16 of the Project Details;

(ii)	with respect to such insurances:

A	where the Recipient takes out a ‘claims-made’ policy, which requires all claims and any fact, situation or circumstance that might result in a claim to be notified within the period of insurance, maintain the policy during the Term of this Agreement, and a policy in like terms for 7 years after the Term; and

B	where the Recipient takes out an ‘occurrence’ policy, which requires the circumstances to which a claim relates to occur during the period of insurance whilst the notification of an event can occur at any time subsequently, maintain the policy during the Term of this Agreement; and

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(iii)	ensure that its subcontractors have and maintain appropriate insurance to cover the risk of the subcontractors’ works,

and, if requested by ARENA, provide certificates or other sufficient evidence to satisfy ARENA that such insurances have been procured and maintained;

(j)	(books and records): at its own cost, during the Term of this Agreement and for a period of 7 years after the Term, keep, and require its subcontractors to keep, adequate books and records in sufficient detail to enable:

(i)	all receipts and payments related to the Project to be identified and reported to ARENA; and

(ii)	the amounts payable by ARENA under this Agreement to be determined or verified;

(k)	(conflicts): if, during the Project, a conflict of interest arises, or appears likely to arise, notify ARENA as soon as practicable in writing, make full disclosure of all relevant information relating to the conflict and take such steps as ARENA requires to manage the conflict;

(l)	(visitations): during the Term of this Agreement and for two years after the Term, subject to safety and operational requirements and, if required, appropriate confidentiality agreements being entered into:

(i)	allow and provide ARENA escorted visits by interested persons approved by ARENA or the Recipient (Visitors) to sites under the Recipient’s control where the Project is conducted;

(ii)	use best endeavours to obtain

(iii)	permission for escorted visits by Visitors to sites not under the Recipient’s control where the Project is conducted;

(iv)	demonstrate the Project to Visitors and relevant technology and provide detailed explanations where requested; and

(v)	allow ARENA representatives to be present at visits;

(m)	(bank account): comply with the bank account requirements specified in clause 17;

(n)	(Personnel):

(i)	undertake the Project, with the active involvement of, and using the expertise of, the Specified Personnel, or as otherwise agreed between the parties in writing;

(ii)	ensure that each of the Specified Personnel is aware of and complies with the Recipient’s obligations in undertaking the Project;

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(iii)	where one or more of the Specified Personnel is, or will become, unable or unwilling to be involved in the Project:

A	notify ARENA as soon as practicable;

B	if requested by ARENA, provide a replacement person of suitable ability and qualifications at the earliest opportunity; and

C	obtain ARENA’s written consent, which must not be unreasonably withheld, prior to appointing any such replacement person; and

(iv)	if reasonably requested by ARENA, promptly remove any of the Recipient’s or its subcontractors’ Personnel from carrying out work on the Project, and arrange for their replacement in accordance with clause 22.1(n)(iii);

(o)	(other transactions or contracts): with respect to any other transaction or contract connected with the Project to be entered into with a third party (including a subcontractor), comply with all contractual obligations, including with respect to prompt payment of subcontractors and other contracted parties;

(p)	(cooperate): cooperate with ARENA and other parties, including by attending any meetings on ARENA’s reasonable request to discuss any issues related to the delivery of the Project or the performance of obligations under this Agreement;

(q)	(standards): undertake the Project diligently, efficiently, safely and to a high professional standard, in accordance with this Agreement and all relevant Australian industry standards, codes, best practice and guidelines (including those specified in item 4 of the Project Details) or, where none apply, relevant international industry standards, best practice and guidelines;

(r)	(notification): notwithstanding any other provision of this Agreement, notify ARENA:

(i)	promptly in writing of any delay or anticipated delay to the progress of the Project or achievement of a Milestone; providing:

A	the reason for the delay;

B	the anticipated impact on the Project; and

C	the steps the Recipient is taking or will take to overcome the delay,

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(ii)	keep ARENA updated as to the status of any such notified delay; and

(iii)	as soon as practicable, of any significant concerns of local community groups of which the Recipient becomes aware;

(iv)	immediately, if it becomes aware:

A	of any significant matter that may impact on the delivery of the project, including its Outputs or Outcomes;

B	it has not undertaken the Project as required under this Agreement or has not spent the ARENA Funding in accordance with this Agreement;

C	it has, or may have, committed a Material Breach; or

D	an Insolvency Event has occurred or is likely to occur with respect to the Recipient;

(s)	(Modern Slavery Act):

(i)	comply with any applicable requirements under the Modern Slavery Act 2018 (Cth);

(ii)	take reasonable steps to identify, assess and address risks of Modern Slavery practices in the operations and supply chains used in the provision of the Project;

(iii)	if at any time the Recipient becomes aware of Modern Slavery practices in the operations and supply chains used in the provision of the Project, promptly notify ARENA and take all reasonable action to address or remove these practices, including, where relevant, by addressing any practices of other entities in its supply chains and, if requested by ARENA, provide a remediation plan, in a form and substance reasonably required by ARENA, to ARENA that describes how this will be achieved; and

(iv)	provide information to ARENA as reasonably requested to enable ARENA to comply with its reporting obligations under that Act; and

(t)	(Major Projects): to the extent required by the Jobs Act 2013 (Cth) or otherwise as required by ARENA, comply with the requirements set out in Schedule 3 (Major Projects).

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23	Assets

23.1	(Ownership): Subject to the terms of any lease, the Recipient owns any items of tangible property which are purchased, leased, created or otherwise brought into existence by, for or on behalf of the Recipient either wholly or in part with use of the ARENA Funding, not including Agreement Material (Assets).

23.2	(Use and dealings): During the Term of this Agreement, the Recipient must:

(a)	use any Asset only for the purposes of the Project, or other purposes consistent with the Outcomes;

(b)	obtain and maintain good title to all Assets (other than Assets which the Recipient leases);

(c)	subject to clause 23.3, not encumber or dispose of any Asset without ARENA’s prior approval;

(d)	hold all Assets securely and safeguard them against theft, loss, damage, or unauthorised use;

(e)	use all reasonable endeavours to maintain all Assets in good working order;

(f)	maintain all appropriate insurances in respect of any Assets;

(g)	if required by Law, maintain registration and licensing of all Assets;

(h)	be fully responsible for, and bear all risks relating to, the use or disposal of all Assets; and

(i)	if requested by ARENA, maintain an Assets register as specified by ARENA, and provide a copy of the register to ARENA on request.

23.3	(Sale or disposal):

(a)	The Recipient must obtain ARENA’s written consent prior to disposing of an Asset during the Term of this Agreement.

(b)	Notwithstanding clause 23.3(a). the Recipient may, at any time:

(i)	dispose of any Asset without ARENA’s prior approval where it relates to the disposal of obsolete or redundant vehicles, plant and equipment, a disposal of an Asset for the purposes of replacing that Asset, or where that disposal is necessary for the maintenance of other Assets; or

(ii)	following provision of written notification to ARENA, grant a security interest, mortgage or otherwise encumber the Assets for the purpose of arranging financing for the Project as described in clause 3.1.

23.4	(Lost or damaged Assets): If any Asset is lost, damaged or destroyed, the Recipient must reinstate or replace the Asset, including by using the proceeds of insurance, without using any ARENA Funding and this clause 23 continues to apply to the reinstated or replaced Asset.

24	Independent Certifier

24.1	Subject to clause 24.3, if the Independent Certifier Deed is terminated, ARENA and the Recipient must promptly enter into a replacement independent certifier deed on substantially the same terms as the Independent Certifier Deed (or such other terms as agreed between the parties acting reasonably).

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24.2	Where clause 24.1 applies, the Recipient must nominate the replacement independent certifier in writing to ARENA, and the replacement independent certifier must:

(a)	be experienced in the provision of the Services (as defined in the Independent Certifier Deed); and

(b)	satisfy ARENA’s probity requirements (which include, without limitation, confirmation that the nominated replacement independent certifier is sufficiently independent from and does not have any actual or perceived conflict of interest with the Recipient).

24.3	ARENA may only reject a replacement independent certifier nominated by the Recipient under clause 24.2 if the nominee does not meet the requirements in clause 24.2 and ARENA gives notice to the Recipient together with the reasons for its rejection within 5 Business Days of the Recipient’s nomination.

24.4	If ARENA rejects a replacement independent certifier nominated by the Recipient in accordance with clause 24.3, the Recipient must promptly nominate an alternative replacement independent certifier which meets the requirements under clause 24.2.

25	Evaluation

25.1	ARENA may, at any time until the End Date, undertake an evaluation of the Project, either directly or through a third-party adviser, and the Recipient must:

(a)	at its own cost, provide all reasonable assistance to ARENA, and any adviser, for such review or evaluation; and

(b)	subject to clause 27, provide any information reasonably required by ARENA on the implementation and progress of the Project in the format requested by ARENA.

25.2	The Recipient acknowledges that ARENA may undertake an evaluation of the Project after the End Date at ARENA’s own cost. The Recipient agrees to cooperate with ARENA with respect to any such evaluation.

26	Audit and access

26.1	During the Term of this Agreement, and for 5 years after the Term, ARENA or its nominee may:

(a)	conduct audits relevant to the performance of the Recipient’s obligations under this Agreement and in respect of the Project; and

(b)	upon giving the Recipient reasonable notice, access the Recipient’s premises, require the provision of records and information, and inspect and copy any documentation or records reasonably necessary for that purpose.

26.2	In addition to the obligation of the Recipient to provide Audited Financial Statements with the Final Report as specified in Schedule 1 (The Project), at any time until the End Date, if requested by ARENA, the Recipient must promptly provide, at its own cost, Audited Financial Statements for the Project.

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26.3	The Recipient must provide all reasonable assistance to ARENA and its nominee (if any) for any audit or access under this clause 26.

26.4	ARENA will, and will require that any nominee, use reasonable endeavours to minimise any disruption to the Activities caused by any audit or access and will comply with the Recipient’s reasonable workplace policies.

26.5	The rights of ARENA under this clause 26:

(a)	apply equally to the Auditor-General or an Information Officer (or any nominee) for the purpose of performing the Auditor-General’s or Information Officer’s statutory functions or powers; and

(b)	are in addition to, and do not limit, any other function, power, right or entitlement of the Auditor-General or an Information Officer.

26.6	Where an audit under this clause 26 identifies, in ARENA’s reasonable opinion, that the Recipient is in Material Breach of this Agreement, then ARENA may recover from the Recipient the costs incurred in conducting that audit. The Recipient acknowledges and accepts that it is not permitted to use funds included in the Budget to meet any such costs.

27	Confidentiality

27.1	Without limiting clause 7 and subject to clause 27.2, ARENA must not, without the prior written consent of the Recipient, disclose any Recipient Confidential Information to another person.

27.2	Despite anything else in this Agreement, ARENA may disclose Recipient Confidential Information:

(a)	as specified or as contemplated in the Knowledge Sharing Plan;

(b)	to ARENA’s Personnel or advisers, including its Knowledge Sharing Agent;

(c)	where applicable, to other lenders or financial institutions involved in the Project;

(d)	to a Commonwealth agency, where this serves ARENA’s or the Commonwealth’s legitimate interests;

(e)	to a House or a Committee of the Parliament of the Commonwealth of Australia, the Auditor-General, the Information Officer or any of the Commonwealth or State or Territory Ombudsmen;

(f)	to ARENA’s responsible Minister or Portfolio Department;

(g)	to AEMO, AER and AEMC; or

(h)	where required by Law, including under a Senate Order.

27.3	The Recipient must not, without the prior written consent of ARENA, disclose any ARENA Confidential Information to another person, except:

(a)	where required by Law, in which case ARENA must be notified as soon as practicable before the ARENA Confidential Information is disclosed; and

(b)	to its Related Bodies Corporate, Personnel, professional advisers, subcontractors or Project Participants solely for the purposes of carrying out its obligations under this Agreement or meeting its legal obligations under Law, including with respect to taxation.

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27.4	Without limiting any other provision of this Agreement, where the Recipient discloses ARENA Confidential Information to a third party pursuant to clause 27.3, the Recipient must:

(a)	give notice to the receiving party in writing that the information is Confidential Information; and

(b)	subject to its obligations under Law, only provide the Confidential Information if the receiving party agrees to keep the information confidential as if it were bound by the obligations of confidentiality imposed under this Agreement.

27.5	The Recipient acknowledges that Recipient Confidential Information provided to ARENA may be provided to a contractor for data handling and analysis services, or incorporated into databases or other IT systems, and aggregated into documents or other media for public release, provided that arrangements are in place to maintain confidentiality of Recipient Confidential Information and meet any conditions in the Knowledge Sharing Plan.

28	Force Majeure

28.1	A party (Affected Party) is excused from performing its obligations under this Agreement to the extent it is prevented by circumstances which:

(a)	are beyond its reasonable control including natural disasters, acts of war, riots and strikes outside the Affected Party’s organisation (other than, in respect of the Recipient only, lack of funds or any internal strike, lockout or labour dispute); and

(b)	could not reasonably have been prevented or overcome by the Affected Party (or, where the Affected Party is the Recipient, the Recipient and its subcontractors) exercising a standard of care and diligence consistent with that of a prudent and competent person operating within the relevant industry.

28.2	When the circumstances described in clause 28.1 arise, the Affected Party must give notice of those circumstances to the other party as soon as possible, identifying the effect they will have on its performance and must make all reasonable efforts to minimise the effects of such circumstances on the performance of this Agreement.

28.3	ARENA is not obliged to pay to the Recipient any funding for so long as circumstances described in clause 28.1 prevent the Recipient from performing its obligations under this Agreement. For clarity, this does not affect the Recipient’s entitlement to payment due to be paid under this Agreement prior to a notice being issued under clause 28.2.

28.4	If non-performance or diminished performance by the Recipient due to the circumstances under clause 28.1 continues for a period of more than 120 consecutive days, ARENA may terminate this Agreement by giving the Recipient written notice.

28.5	If this Agreement is terminated by ARENA under clause 28.4:

(a)	ARENA is liable only for:

(i)	payments due in accordance with this Agreement before the effective date of termination, but only to the extent that those monies have been spent or Legally Committed by the Recipient in accordance with this Agreement at the time the Recipient receives the notice of termination (written evidence of which must be provided by the Recipient to ARENA); and

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(ii)	where the Recipient has undertaken work on the Project at the time the Recipient receives the notice of termination, payment of ARENA Funding in accordance with this Agreement to the extent that those monies have been spent or Legally Committed by the Recipient in accordance with this Agreement on the Project at the time the Recipient receives the notice of termination (written evidence of which must be provided by the Recipient to ARENA); and

(b)	each party will otherwise bear its own costs and neither party will incur further liability to the other.

29	Suspension of Funding

29.1	Without limiting its other rights, ARENA may at its discretion, suspend payment of the ARENA Funding in whole or in part if:

(a)	there is a Material Breach that has continued for a period of 10 Business Days, and is continuing; or

(b)	the Recipient has received, or requested to receive, grant funding from the Commonwealth or a State, Territory or local government other than the ARENA Funding or Contributions specified in item 2.3 of Schedule 1 (The Project).

29.2	Where ARENA suspends payment in accordance with clause 29.1, ARENA must notify the Recipient as soon as reasonably practicable.

29.3	The Recipient must not spend any ARENA Funding after it receives notice from ARENA under clause 29.2 unless and until ARENA notifies the Recipient otherwise.

29.4	ARENA’s right to suspend payment under clause 29.1 will cease upon ARENA determining, acting reasonably, that the cause of the suspension has been remedied.

29.5	Regardless of whether ARENA exercises its right to suspend payment under this clause 29, the Recipient will not be entitled to payment of ARENA Funding unless the conditions to payment in clause 16 have been satisfied.

29.6	Despite any suspension to payment in accordance with clause 29.1, the Recipient must:

(a)	continue to comply with its obligations under this Agreement; and

(b)	continue carrying out the Project, unless otherwise agreed by ARENA acting reasonably.

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30	Reduction

30.1	Without limiting its other rights, ARENA may, at its discretion, reduce the amount of any Milestone payment or the overall ARENA Funding payable under this Agreement, on the date for payment of a Milestone:

(a)	by the amount that has not been used, spent or Legally Committed if the Recipient has not spent or Legally Committed the ARENA Funding which has been paid to the Recipient in accordance with the Agreement; or

(b)	by an amount that represents the same proportion of the ARENA Funding as the Recipient Contributions and Other Contributions which have not been used are of the total Recipient Contributions and Other Contributions due to be used or spent if the Recipient Contributions or Other Contributions due to be used or spent by the Recipient in accordance with this Agreement have not been used, spent or Legally Committed.

30.2	If the Recipient receives any additional contribution to the Project in the form of grant funding from the Commonwealth (including any type of Commonwealth Entity) or a State, Territory or local government other than the ARENA Funding or Contributions specified in item 2.3 of Schedule 1 (The Project), ARENA may, at its discretion, reduce the amount of ARENA Funding payable under this Agreement by an amount equal to the additional grant funding received by the Recipient.

30.3	Without limiting clause 4.5, if the Financial Model delivered to ARENA as a Condition Precedent contains increased commercial projections for the Project compared with the Draft Financial Model, ARENA may, at its discretion, reduce the amount of ARENA Funding payable under this Agreement by an amount equal to the increase in commercial projections provided by the Recipient in the Financial Model.

31	Change in Commonwealth government policy

31.1	Without limiting any other rights or remedies ARENA may have arising out of or in connection with this Agreement, if there has been a change in Commonwealth government policy with respect to ARENA that affects ARENA’s performance of its obligations under this Agreement, ARENA may provide the Recipient with not less than 30 days’ notice of its intention to:

(a)	reduce the scope of the Project; or

(b)	terminate this Agreement (Notice of Intended Termination).

31.2	Upon receipt of a Notice of Intended Termination:

(a)	the Recipient must take steps to minimise loss resulting from that termination and to protect the ARENA Material; and

(b)	if the total amount of payments made by ARENA under clause 16 to the Recipient is less than the ARENA Funding:

(i)	the Recipient will open a locked-box bank account (Bank Account);

(ii)	ARENA and the Recipient will nominate and enter into an engagement agreement (terms of which are to be agreed at the relevant time) with an independent third party (Independent Third Party) to administer the Bank Account; and

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(iii)	ARENA will deposit the undrawn balance of the ARENA Funding into the Bank Account,

within 60 days after receipt of the Notice of Intended Termination.

31.3	Upon the Independent Third Party being engaged on the terms set out in clause 31.2(b), ARENA may terminate this Agreement by giving a Notice of Termination to the Recipient specifying the date for termination and, subject to clause 40.1, this Agreement will terminate with effect from that date. If the scope of the Project is reduced under clause 31.1:

(a)	ARENA’s liability to pay the Funding under this Agreement abates in accordance with the reduction in the Project; and

(b)	the Recipient must continue to undertake any part of the Project not affected by the notice (unless the Recipient, acting reasonably, notifies ARENA that it is not commercially viable to do so).

31.4	Termination of this Agreement under this clause 31 does not affect any accrued rights or remedies of a party.

32	Termination or reduction in scope with cause

32.1	Without limiting any other rights or remedies ARENA may have arising out of or in connection with this Agreement, ARENA may, by notice, immediately terminate this Agreement or reduce the scope of the Project if:

(a)	the Recipient commits a Material Breach (other than an Insolvency Event) and the Material Breach has not been remedied within 20 Business Days (or such other time as agreed by ARENA) of the earlier of:

(i)	the date on which the Recipient receives notice of the Material Breach from ARENA; and

(ii)	the date on which the Recipient becomes aware of the Material Breach;

(b)	if applicable, the Recipient fails to satisfy the Conditions Precedent by the CP Satisfaction Date;

(c)	the Recipient fails to achieve one or more of the Milestones by the time required in item 1.9 of Schedule 1 (The Project) (subject to the Recipient’s right to request an extension under clause 20);

(d)	there is a Change in Control of the Recipient without ARENA’s prior written consent (such consent not to be withheld unreasonably) and ARENA considers that:

(i)	the identity of the person who directly or indirectly controls the Recipient could bring ARENA’s or the Commonwealth’s reputation into disrepute; or

(ii)	if the person who has or will acquire Control:

A	does not have either sufficient financial capability or infrastructure or energy asset ownership experience;

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B	does not meet any binding legal compliance requirements of ARENA, including requirements of the Applicable Guidelines and/or all necessary checks to comply with applicable AML/CTF Laws;

C	would be prohibited by ARENA’s internal policies; or

D	would be unable to perform the obligations set out in clause 2.1.

(e)	the Recipient fails to take all reasonable action to address or remove Modern Slavery practices notified to ARENA in accordance with clause 22.1(s)(iii) and no further action has been taken within 20 Business Days (or such other time as agreed by ARENA) of the date on which the Recipient receives notice from ARENA requesting such further action be taken.

32.2	Without limiting any of ARENA’s other rights or remedies, on termination of this Agreement under this clause 32:

(a)	ARENA is not obliged to pay to the Recipient any outstanding amount of funding under this Agreement; and

(b)	ARENA is entitled to exercise any right to recover from the Recipient, including repayment rights under clause 35.

32.3	If the scope of the Project is reduced under clause 32.1:

(a)	ARENA’s liability to pay the funding under this Agreement abates in accordance with the reduction in the Project; and

(b)	the Recipient must continue to undertake any part of the Project not affected by the notice (unless the Recipient, acting reasonably, notifies ARENA that it is not commercially viable to do so).

33	Termination for an Insolvency Event

33.1	Subject to clause 33.2, and without limiting any other rights or remedies ARENA may have arising out of or in connection with this Agreement, ARENA may, to the extent permitted by Law, terminate this Agreement by notice if an Insolvency Event occurs with respect to the Recipient.

33.2	Where an Insolvency Event occurs with respect to the Recipient, ARENA may, at its discretion, request the Recipient to nominate in writing to ARENA (within 10 Business Days of ARENA’s request) a suitably qualified and experienced party to perform the remaining obligations of the Recipient under this Agreement.

33.3	Where the Recipient provides a nomination in accordance with clause 33.2, ARENA must, within 10 Business Days, approve or reject the party nominated by the Recipient under clause 33.2.

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33.4	Where ARENA approves the party nominated by the Recipient under clause 33.3, the parties will work cooperatively to facilitate the transfer of this Agreement and the Project to the nominated party.

33.5	Where the Recipient does not provide a nomination to ARENA, or ARENA rejects the party nominated by the Recipient, ARENA may, to the extent permitted by Law, terminate this Agreement by notice.

34	Recoupment

34.1	Notwithstanding anything else in this Agreement, where the Recipient:

(a)	(sale or disposal of the Project): sells, or otherwise disposes a majority of, its legal interests in the Project; or

(b)	(refinancing of the Project): refinances any or all of the financial indebtedness incurred with respect to the Project,

34.2	without ARENA’s prior written consent, ARENA may, upon giving written notice to the Recipient, recoup from the Recipient an amount up to all ARENA Funding paid to the Recipient as a debt due and payable on demand. The Recipient must notify ARENA as soon as practicable when it becomes aware that an event described in clause 34.1 will occur or is likely to occur.

34.3	34.3 Where ARENA gives the Recipient a recoupment notice under clause 34.1, the Recipient must, within 20 Business Days of the date of the such notice, pay the amount specified in the recoupment notice.

34.4	ARENA can elect to require recoupment of a lesser amount of ARENA Funding than otherwise required under clause 34.1. ARENA is not required to exercise this discretion for the Recipient’s benefit.

34.5	ARENA and the Recipient agree that the amount payable to ARENA by the Recipient under this clause 34, together with any amounts repaid to ARENA under clause 35, will not exceed the amount of ARENA Funding paid to the Recipient.

34.6	This clause 34 does not limit any other right or remedy of ARENA under this Agreement.

34.7	The parties acknowledge and agree that this clause may be amended in the event that the Recipient arranges financing described in clause 3.1.

35	Repayment of ARENA Funding

35.1	Notwithstanding anything else in this Agreement, ARENA may recover some or all of the ARENA Funding from the Recipient (as a debt due and payable on demand in accordance with clause 35.3) in the circumstances and to the extent specified below:

(a)	(misspent funds): the amount of any ARENA Funding which, in ARENA’s opinion, acting reasonably, and at any time, has been spent or used other than in accordance with this Agreement;

(b)	(unspent funds):

(i)	at the Final Milestone Date, the full amount of any ARENA Funding which has not been spent or Legally Committed by the Recipient; or

(ii)	any amount of ARENA Funding which has been paid to the Recipient and not been spent or Legally Committed by the Recipient as at a due date for payment of further ARENA Funding in accordance with this Agreement;

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(c)	(Abandoned Project): an amount equal to all ARENA Funding paid to the Recipient if the Recipient has Abandoned the Project (whether or not ARENA has terminated this Agreement in accordance with clause 32.1(a)) and does not resume performance within 10 Business Days after receiving notice requiring it to do so or, otherwise within that timeframe, demonstrate to ARENA’s satisfaction (acting reasonably) that there are reasonable technical grounds for having Abandoned the Project;

(d)	(Recipient Contributions and Other Contributions not used): if, as at the Final Milestone Date, Recipient Contributions or Other Contributions have not been used for the Project, an amount that represents the same proportion of the ARENA Funding as the Recipient Contributions and Other Contributions which have not been used are of the total Recipient Contributions and Other Contributions;

(e)	(Material Breach): subject to clause 35.2, an amount equal to all ARENA Funding paid to the Recipient if the Recipient commits a Material Breach (other than an Insolvency Event) and ARENA terminates this Agreement under clause 32;

(f)	(Change in Control): an amount equal to all ARENA Funding paid to the Recipient if there is a Change in Control of the Recipient without ARENA’s prior written consent (such consent to be provided acting reasonably) and ARENA terminates under clause 32.1(d); or

(g)	(Insolvency Event): an amount equal to all ARENA Funding paid to the Recipient if an Insolvency Event occurs in respect of the Recipient and ARENA has terminated this Agreement in accordance with clause 33.

35.2	ARENA may only exercise its rights under clause 35.1(e) where the Recipient:

(a)	commits any breach of clauses 21.1(a) (transaction permitted), 21.1(c) (no misleading information), 21.1(e) (employee entitlements), 21.1(g) (legal capacity), 21.1(h) (financial capacity), 21.1(i) (insolvency) or 21.1(k) (qualifications);

(b)	commits a breach of a material nature of clause 18 (Use of ARENA Funding), clause 22.1(c) (Modern Slavery) clause 19 (Contributions), clauses 21.1(f) (Intellectual Property), 21.1(j) (Applicable Guidelines) or 21.1(l) (trustee), clauses 22.1(a) (Laws), 22.1(d) (WHS Law), 22.1(f) (Privacy), 22.1(g) (FOI), 14 (Intellectual Property) or 14.5 (Moral Rights), clause 23.3(a) (Disposal of Assets) or clause 27 (Confidentiality); or

(c)	commits a breach of a material nature of clause 2 (Undertaking the Project), clause 7.1 (Knowledge Sharing), clause 11 (Reports and Plans), clauses 21.1(d) (conflicts of interest), clause 22.1(k) (Conflicts), or clause 10.1 (Reporting), and ARENA determines, acting reasonably, that such breach materially impacts the ability of the Recipient to achieve the Outcomes.

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35.3	Where ARENA gives the Recipient a repayment notice requiring the Recipient to repay to ARENA an amount which ARENA is entitled to recover under clause 35.1, the Recipient must, within 20 Business Days of the date of the repayment notice, repay the amount (including interest calculated as set out in clause 35.5, if applicable) specified in the repayment notice.

35.4	ARENA can elect to require repayment of a lesser amount of ARENA Funding than otherwise required under clause 35.1. ARENA is not required to exercise this discretion for the Recipient’s benefit.

35.5	With the exception of clause 35.1(f), the Recipient must pay interest to ARENA in connection with any amount notified as owing to ARENA under clause 35.1, with the rate of interest to be calculated:

(a)	on the amount to be repaid to ARENA as set out in ARENA’s repayment notice;

(b)	at the Interest Rate;

(c)	on a semi-annually compounding basis upon the principal amount specified in the notice as repayable to ARENA; and

(d)	from and including the date the amount is payable under clause 35.3 up to but excluding the day on which the Recipient repays the total amount specified in the notice as owing to ARENA, without any set off, counter-claim, condition, abatement, deduction or withholding.

35.6	The Recipient acknowledges that the amounts to be paid to ARENA under this clause 35 are a genuine pre-estimate of the losses incurred by ARENA for the defaults described in this clause 35.

35.7	ARENA and the Recipient agree that the amount of any repayments payable to ARENA by the Recipient under this clause 35, together with any amounts recouped by ARENA under clause 34, will not exceed the amount of ARENA Funding paid to the Recipient.

35.8	This clause 35 does not limit any other right or remedy of ARENA.

36	Dispute resolution

36.1	A party must comply with this clause 36 in relation to any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any question regarding its existence, validity or termination (Dispute), before starting court proceedings, except proceedings for urgent interlocutory relief. After a party has sought or obtained any urgent interlocutory relief, that party must follow this clause 36.

36.2	Any party claiming a Dispute has arisen must give the other parties to the Dispute a notice setting out details of the Dispute (Notice of Dispute).

36.3	Within 10 Business Days after a Notice of Dispute is received (or longer period if the parties to the Dispute agree in writing), each party to the Dispute must use all reasonable endeavours through a meeting of Senior Management (or their nominees) to resolve the Dispute.

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36.4	If the Dispute is not resolved within 10 Business Days under clause 36.3, the Dispute will be referred to a mediator upon either party’s request. If the parties cannot agree on a mediator within 7 days after the request, the chair of Resolution Institute or the chair’s nominee will appoint a mediator.

36.5	Unless agreed by the mediator and parties, the mediation must be held within 21 days after the request for mediation in clause 36.4. The parties must attend the mediation and act in good faith to genuinely attempt to resolve the Dispute.

36.6	Any information or documents disclosed by a party under this clause 36 must be kept confidential and may only be used to attempt to resolve the Dispute.

36.7	Each party must pay its own costs of complying with this clause 36. The parties must equally pay the costs of any mediator.

36.8	A party may terminate the dispute resolution process by giving notice to the other party after it has complied with clauses 36.1 through 36.5. Clauses 36.6 and 36.7 survive termination of the dispute resolution process.

36.9	If a party breaches any clauses from clause 36.1 through 36.8, the other party does not have to comply with those clauses in relation to the Dispute.

37	Liability and Indemnity

37.1	The Recipient will at all times indemnify ARENA and its Personnel (referred to in this clause 37 as those indemnified) from and against any loss, damage, cost, expense or liability (including legal costs on a solicitor and own client basis) arising out of or as a consequence of:

(a)	the carrying out of works or services by the Recipient (including its subcontractors), or the supply of goods, in connection with the Project;

(b)	the Licensed Materials (including the use of the Licensed Materials by ARENA or its Personnel) infringing or allegedly infringing the Intellectual Property Rights or Moral Rights of any person;

(c)	any breach of this Agreement by the Recipient; or

(d)	any negligent or wrongful or unlawful act or omission on the part of the Recipient, its Personnel or subcontractors.

37.2	The Recipient’s liability to indemnify those indemnified will be reduced proportionally to the extent that any breach of this Agreement by those indemnified, or any negligent act or omission of those indemnified, contributed to the loss.

37.3	Neither party will be liable to the other party for Consequential Loss arising under or in connection with this Agreement.

38	GST

38.1	In this clause 38:

(a)	unless otherwise stated, words and expressions which are not defined in this Agreement, but which have a defined meaning in the GST Law have the same meaning as in the GST Law; and

(b)	a reference to a party or an entity includes the representative member of any GST group of which the relevant party or entity is a member.

38.2	Unless otherwise expressly stated, all prices or other sums payable, or consideration to be provided to a party under this Agreement, are exclusive of GST.

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38.3	Subject to this clause 38, if a party (Supplier) makes a taxable supply to another party (GST Recipient) under or in connection with this Agreement in respect of which GST is payable, the GST Recipient must pay the Supplier an additional amount equal to the GST payable on the supply (unless the consideration for the taxable supply was specified to include GST). The additional amount is payable at the same time that any part of the consideration for the supply is first paid or provided. The Supplier must provide a tax invoice to the GST Recipient in accordance with the GST Law.

38.4	If an adjustment event arises in respect of a taxable supply made by a Supplier under this Advancing Renewables Program Funding Agreement | Vast Solar, Port Augusta Concentrated Solar Power Project 2022/ARP026 Agreement, the amount payable by the GST Recipient will be recalculated to reflect the adjustment event and a payment will be made by the GST Recipient to the Supplier or by the Supplier to the GST Recipient as the case requires. The Supplier must provide an adjustment note to the GST Recipient in accordance with the GST Law.

38.5	If the GST payable in relation to a supply is less than the amount the GST Recipient has paid the Supplier under clause 38.3, the Supplier is only obligated to pay a refund of GST to the GST Recipient to the extent the Supplier receives a refund of that GST from the Commissioner.

38.6	If a payment to a party under this Agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party is entitled on the acquisition of the supply to which that loss, cost or expense relates.

38.7	This clause 38 will survive the termination of this Agreement by any party.

39	Notices and other communications

39.1	Any notice, approval, consent or other communication must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by email to the recipient’s address specified in item 20 of the Project Details (or as updated by written notice from time to time), or in the case of notices or other communications to ARENA, by the GMS.

39.2	Any notice, approval, consent or other communication takes effect when it is taken to be received and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by email, on the day and at the time it is sent (as recorded on the sender’s equipment), unless the sender receives an automated message that the email has not been delivered; or

(c)	if sent by the GMS, on the day and at the time it is recorded on the GMS as being received,

but, if the delivery or transmission is not on a Business Day or is after 5:00pm on a Business Day, the notice is taken to be received at 9:00am on the next Business Day.

39.3	Any notice, approval, consent or other communication sent by email is taken to be signed by the named sender unless the context otherwise requires.

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40	Miscellaneous

40.1	Clauses 7 (Knowledge Sharing); 8

(Acknowledgement, Disclaimer and Publicity); 14 (Intellectual Property); 15.1 and 15.2 (ARENA Funding); 22.1(d) (WHS Law); 22.1(g) (FOI); 22.1(i) (Insurance); 22.1(j) (Books and Records); 22.1(l) (Visitations); 25.2 (Evaluation); 26 (Audits and Access); 27 (Confidentiality); 32.3(b) (Termination); 34 (Recoupment); 35 (Repayment of ARENA Funding); 36 (Dispute Resolution); 37 (Liability and Indemnity); 38 (GST); 40.16 (Governing Law); and 42 (Interpretation) survive the expiry or termination of this Agreement, together with any provision of this Agreement which expressly or by implication from its nature is intended to survive the expiry or termination of this Agreement.

40.2	The Recipient must not, without the prior written consent of ARENA, use the ARENA Funding, this Agreement or any assets created or acquired in the course of the Project as any form of security for the purpose of obtaining or complying with any form of loan, credit, payment or other interest, or for the preparation of, or in the course of any litigation.

40.3	Except where this Agreement expressly states otherwise, a party may in its absolute discretion, give conditionally or unconditionally, or withhold, any acceptance, agreement, approval or consent under this Agreement.

40.4	The Recipient may only assign its rights or novate its rights and obligations under this Agreement with the prior written consent of ARENA.

40.5	ARENA may assign its rights or novate any or all of its rights and obligations under this Agreement if it is to an Authority or an entity where the ultimate legal or beneficial interest is held by an Authority.

40.6	Where the Recipient subcontracts any aspect of the Project, it is fully responsible for:

(a)	undertaking the Project and for the performance of all of its obligations under this Agreement; and

(b)	its subcontractors” acts and omissions.

40.7	Each party must pay its own costs of negotiating, preparing, executing and varying this Agreement.

40.8	The Recipient must pay any taxes and duties payable in respect of this Agreement and the Project.

40.9	This Agreement may be executed in counterparts. All executed counterparts constitute one document.

40.10	This Agreement may be executed by electronic signature, which will be considered as an original signature for all purposes and will have the same force and effect as an original signature.

40.11	This Agreement constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

40.12	Each party must do, at its own cost, everything reasonably necessary (including executing documents) to give full effect to this Agreement and any transaction contemplated by it.

40.13	A term, or part of a term, of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms, or parts of the terms, of this Agreement continue in force.

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40.14	Waiver of any provision of or right under this Agreement must be in writing and signed by the party entitled to the benefit of that provision or right and is effective only to the extent set out in any written waiver.

40.15	This Agreement does not create a relationship of employment, agency or partnership between the parties. The parties must not represent themselves, and must ensure that their officers, employees, agents and subcontractors do not represent themselves, as being an officer, employee, partner or agent of the other party, or as otherwise able to bind or represent the other party.

40.16	This Agreement is governed by the law of the Australian Capital Territory and each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the Australian Capital Territory.

41	Definitions

41.1	Except where the contrary intention is expressed, capitalised:

(a)	Abandoned means no substantive work or activities have been carried out on the Project for 60 consecutive days, except where the Recipient has been relieved of the obligation to do so under this Agreement;

(b)	Accounting Standards means the standards of that name maintained by the Australian Accounting Standards Board (referred to in section 227 of the Australian Securities and Investments Commission Act 2001 (Cth)) or other accounting standards which are generally accepted and consistently applied in Australia;

(c)	AEMC means the Australian Energy Market Commission (ABN 49 236 270 144);

(d)	AEMO means the Australian Energy Market Operator Limited (ABN 94 072 010 327);

(e)	AER means the Australian Energy Regulator;

(f)	Agreement means this agreement between ARENA and the Recipient (including the Schedules and any attachments), as varied from time to time in accordance with its terms;

(g)	Agreement Material means any Material created by, for, or on behalf of the Recipient on or following the date of this Agreement, that is provided, or is required to be provided, by the Recipient to ARENA for the purpose of performing its obligations under this Agreement, including modifications required under clause 22.1.

(h)	Applicable Guidelines means the Guidelines listed at item 4 of the Project Details issued by ARENA pursuant to section 24 of the ARENA Act;

(i)	Application means the expression of interest and application submitted by, for, or on behalf of the Recipient for funding under the Advancing Renewables Program in relation to the Project;

(j)	Approved Auditor means a person who is:

(i)	registered as a company auditor under the Corporations Act 2001 (Cth) or an appropriately qualified member of the Chartered Accountants Australia and New Zealand, CPA Australia or the Institute of Public Accountants;

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(ii)	not a principal, member, shareholder, officer, agent, subcontractor or employee of the Recipient, a Project Participant or a Related Body Corporate of the Recipient or a Project Participant; and

(iii)	not the Recipient’s accountant;

(k)	ARENA means the Australian Renewable Energy Agency (ABN 35 931 927 899) of 2 Phillip Law St, Canberra ACT 2601;

(l)	ARENA Act means the Australian Renewable Energy Agency Act 2011 (Cth);

(m)	ARENA Confidential Information means Confidential Information of ARENA, which includes this Agreement and the letter of offer from ARENA to the Recipient dated 14 December 2022;

(n)	ARENA Funding means the amount specified in item 2.1 of Schedule 1 (The Project) and any interest earned by the Recipient on that amount as reduced in accordance with this Agreement;

(o)	Audited Financial Statements means financial statements in respect of the ARENA Funding prepared by an Approved Auditor in accordance with item 3.1 of Schedule 1 (The Project);

(p)	Australian Sanctions Laws means the Charter of the United Nations Act 1945 (Cth) and the Autonomous Sanctions Act 2011 (Cth) including the Autonomous Sanctions Regulations 2011 (Cth) (as amended from time to time);

(q)	Authorisation means any authorisation, approval, licence, permit, consent, determination, certificate, notice, requirement or permission from any Authority which must be obtained or satisfied (as the case may be) to undertake the Project;

(r)	Authority means any Commonwealth, State, Territory, local or foreign government or semi-governmental authority, court, administrative or other judicial body or tribunal, department, commission, public authority, agency, minister, statutory corporation or instrumentality or any other person having jurisdiction in connection with work required for the Project;

(s)	Board Approval means the ARENA Board Approval in connection with the Project dated 1 December 2022;

(t)	Best Practice Charter for Renewable Energy Projects means the voluntary set of commitments for Clean Energy Council members designed to clearly communicate the standards that the signatories will uphold in the development of current and new clean energy projects, a copy of which is available at https://www.cleanenergycouncil.org.au/adv ocacy-initiatives/community-engagement/best-practice-charter;

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(u)	Budget means the total budget (if any) for the Project set out in item 2.3 of Schedule 1 (The Project), including as varied under the terms of this Agreement or updated in accordance with item 3.1 of Schedule 1 (The Project);

(v)	Building Work has the meaning given to it in section 6 of the Building and Construction Industry (Improving Productivity) Act 2016 (Cth);

(w)	Business Day means a day that is not a Saturday, Sunday or public holiday in the place:

(i)	for the purposes of giving or receiving notices, where a party receiving the notice is located; or

(ii)	for any other purpose under this Agreement, where the party required to perform an obligation is located;

(x)	Change in Control means, in relation to an entity, a change in the direct or indirect power or capacity of a person to:

(i)	determine the outcome of decisions about the financial and operating policies of the entity; or

(ii)	control the membership of the board of directors of the entity,

whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the entity or otherwise, but not including a change in control resulting from ordinary course trading on a stock exchange in the shares of the entity;

(y)	Claim means a distress, attachment or other execution levied or enforced upon or against the assets of a person, and in the case of legal proceedings or other order or process requiring payment (other than a statutory demand or a bankruptcy notice) which is not withdrawn or dismissed within 10 Business Days;

(z)	Commencement Date means the date on which this Agreement is signed by ARENA;

(aa)	Commercial Operations Date means the date ARENA notifies the Recipient that it has completed Milestone 4 in accordance with item 1.9 of Schedule 1 (The Project);

(bb)	Commonwealth means the Commonwealth of Australia;

(cc)	Community Consultation Plan, where required, means the plan to be provided by the Recipient in accordance with item 3.2 of Schedule 1 (The Project);

(dd)	Commonwealth Entity has the meaning given to it in section 10 of the Public Governance, Performance and Accountability Act 2013 (Cth);

(ee)	Conditions Precedent means the conditions outlined at item 1.8 of Schedule 1 (The Project);

(ff)	Confidential Information means information that is by its nature confidential and which a party knows or ought to know is confidential, but not including information that is or becomes public knowledge otherwise than by breach of this Agreement or any other confidentiality obligation;

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(gg)	Consequential Loss means loss of profits, anticipated loss of profit or revenue, loss of production, loss of business opportunity, loss of or damage to goodwill or reputation, loss of use or any other similar loss, but excludes:

(i)	loss recoverable under a policy of insurance to the extent of the amount recovered or that should have been recovered but for a breach of the policy or failure to insure in accordance with this Agreement;

(ii)	loss arising from death or personal injury;

(iii)	loss arising from criminal acts, fraudulent conduct or wilful misconduct committed by the Recipient or its Personnel;

(iv)	loss arising from an infringement of any Intellectual Property Right or Moral Rights by the Recipient or its Personnel;

(v)	loss arising from breach of clauses 22.1(d) or 27 by the Recipient or its Personnel;

(vi)	loss arising from liability which by Law the parties cannot contract out of; and

(vii)	any amounts expressly payable by the Recipient to ARENA under this Agreement;

(hh)	Contributions means both the Recipient Contributions and the Other Contributions;

(ii)	Controller has the meaning given to it in section 9 of the Corporations Act 2001 (Cth);

(jj)	Corresponding WHS Law has the same meaning as in section 4 of the Work Health and Safety Act 2011 (Cth);

(kk)	Cost to Complete means, on any day, the total of Project costs and other amounts payable from that day to the Commercial Operations Date, including amounts payable by the Recipient to the EPC Contractor under the EPC Contract, as certified in accordance with the Independent Certifier Deed;

(ll)	Cost to Complete Test on any date will be satisfied where the aggregate of undrawn commitments under this Agreement, and all other committed sources of funding available to the Recipient (including any Contributions) exceeds the Cost to Complete;

(mm)	CP Satisfaction Date means the date by which the Conditions Precedent must be satisfied by the Recipient, as specified in item 1.8 of Schedule 1 (The Project) for that Conditions Precedent;

(nn)	CP Submission Date means the date by which the Conditions Precedent must be submitted by the Recipient, as specified in item 1.8 of Schedule 1 (The Project) for that Conditions Precedent;

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(oo)	Data means all material acquired by the Recipient in connection with the Project, including ARENA Confidential Information;

(pp)	Data Security Breach means any unauthorised access, modification, use, disclosure, destruction or loss of data related to the Project, and includes an actual or attempted circumvention of any of its security measures;

(qq)	Dispute has the meaning given in clause 36.1;

(rr)	Draft Financial Model means the financial model provided by the Recipient by email to ARENA on or about 20 December 2022 titled “2022 - 12 - 20 ARENA Post FA Merged FM.xlsx”;

(ss)	Eligible Expenditure has the meaning set out in the Applicable Guidelines and means expenditure (inclusive of GST but less related input tax credits the Recipient is entitled to claim) incurred by the Recipient on the Project:

(i)	after the date of this Agreement that qualifies as eligible expenditure under the Applicable Guidelines; and/or

(ii)	that ARENA otherwise approves as eligible expenditure for the purposes of this Agreement;

(tt)	End Date means:

(i)	12 months following the Final Milestone Date; or

(ii)	the date on which ARENA accepts the final Knowledge Sharing Deliverable submitted by the Recipient,

whichever is later;

(uu)	EPC Contract means the contract with the EPC Contractor to undertake the necessary works in connection with the Project;

(vv)	EPC Contractor means the ‘Contractor’ or as otherwise defined in the EPC Contract delivered to ARENA in accordance with CP1 (d) of Schedule 1.

(ww)	External Controller means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person holding or appointed to an analogous office or acting or purporting to act in an analogous capacity;

(xx)	Final Milestone Date means the date by which the final Milestone is to be completed, as set out in item 1.9 of Schedule 1 (The Project);

(yy)	Financial Model means the financial model provided as a Condition Precedent described in item 1.8 of Schedule 1 (The Project);

(zz)	Final Report has the meaning given in item 3.1 of Schedule 1 (The Project);

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(aaa)	General Conditions means clauses 1 to 42 of this Agreement;

(bbb)	GMS means ARENA’s grant management system;

(ccc)	GST Law has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(ddd)	Independent Certifier means the independent certifier appointed under the Independent Certifier Deed;

(eee)	Independent Certifier Deed means the deed to be entered into between ARENA, the Recipient and the independent certifier and, where applicable, in accordance with the requirements of clause 24;

(fff)	Information Officer means the Information Commissioner, the Freedom of Information Commissioner and the Privacy Commissioner appointed in accordance with section 14 of the Australian Information Commissioner Act 2010 (Cth), or a delegate of that person;

(ggg)	Insolvency Event means the occurrence of any of the following events:

(i)	in relation to a corporation, its Liquidation, the appointment of an External Controller to the corporation or any of its property, it ceasing or threatening to cease carrying on its business; it being deemed to be, or stating that it is, unable to pay its debts as and when they fall due; or it entering into a Scheme;

(ii)	in relation to an individual, that person becoming an insolvent under administration as defined in section 9 of the Corporations Act 2001 (Cth); or

(iii)	in relation to any person, the person is served with a Claim or anything analogous to or having a similar effect to anything described above in this definition under the law of the relevant jurisdiction;

(hhh)	Intellectual Property Rights means all intellectual property rights, including:

(i)	copyright, patents, trademarks (including goodwill in those marks), designs, trade secrets, know how, rights in circuit layouts, domain names and any right to have confidential information kept confidential;

(ii)	any application or right to apply for registration of any of the rights referred to in paragraph 41.1(hhh)(i); and

(iii)	all rights of a similar nature to any of the rights in paragraphs 41.1(hhh)(i) and 41.1(hhh)(ii) which may subsist in Australia or elsewhere,

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whether or not such rights are registered or capable of being registered;

(iii)	Interest Rate means the ten-year Treasury Bond Rate as published in the Australian Financial Review on the date of this Agreement;

(jjj)	Knowledge Sharing Agent means the third party engaged by ARENA to perform knowledge sharing activities including (but not limited to):

(i)	collecting, storing, analysing, presenting and reporting on the data generated from the Project;

(ii)	providing detailed disaggregated information to ARENA; and

(iii)	providing identified aggregated analysis suitable for public release.

(kkk)	Knowledge Sharing Deliverables means the activities and deliverables to be provided by the Recipient in accordance with item 4 of Schedule 1 (The Project);

(lll)	Knowledge Sharing Plan means the knowledge sharing plan in item 4 of Schedule 1 (The Project) (including the Knowledge Sharing Deliverables), as varied by agreement in writing between the parties from time to time;

(mmm)	Law means any applicable statute, regulation, by-law, ordinance, subordinate legislation or rule in force from time to time in Australia, whether made by a State, Territory, the Commonwealth, regulatory body, recognised stock exchange, or a local government, and includes the common law and rules of equity as applicable from time to time;

(nnn)	Legally Committed means, at any time, a present or accrued obligation on the Recipient under contract or at Law to pay money to a third party. It does not include any future obligation to make payment to a third party which is subject to any outstanding condition to payment or other contingency that has not been satisfied at that time or which the Recipient has a right to cancel, suspend or terminate under the contract or under Law;

(ooo)	Licensed Materials means:

(i)	Agreement Material;

(ii)	Pre-existing Material of the Recipient included, embodied in or attached to the Agreement Material; and

(iii)	Third Party Material included, embodied in or attached to the Agreement Material;

(ppp)	Liquidation means a winding up or liquidation (whether voluntary or involuntary), provisional liquidation, dissolution, deregistration, or steps are taken (including the calling of meetings or the filing of applications), orders are made or resolutions are passed to give effect to any of the above;

(qqq)	Low Emissions Technology Statement or LETS means the document titled ‘Technology Investment Roadmap: First Low Emissions Technology Statement’ published in September 2020 by the Department of Industry, Science, Energy and Resources;

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(rrr)	Major Subcontract Work means any work undertaken for the purpose of the Project and performed by a subcontractor:

(i)	which has a total contract sum in excess of 20% of the Budget; or

(ii)	which has, or may potentially have, a material impact on the progress or performance of work on the Project or achievement of Outcomes;

(sss)	Material includes property, information, software, firmware, documented methodology or process, documentation or other material in whatever form, including any reports, plans specifications, business rules or requirements, user manuals, user guides, operations manuals, training materials and instructions, and the subject matter of any category of Intellectual Property Rights;

(ttt)	Material Breach means any breach of the following clauses of this Agreement:

(i)	clause 2 (Undertaking the Project);

(ii)	clause 14 (Intellectual Property);

(iii)	clause 14.5 (Moral Rights);

(iv)	clause 18 (Use of ARENA Funding);

(v)	clause 21 (Representations and Warranties);

(vi)	clause 27 (Confidentiality), or a breach of a material nature of any of the following clauses:

(vii)	clause 7.1 (Knowledge Sharing);

(viii)	clause 10.1 (Reporting);

(ix)	clause 11 (Reports and Plans);

(x)	clause 19 (Contributions);

(xi)	clause 22.1(a) (Laws);

(xii)	clause 22.1(d) (WHS Law);

(xiii)	clause 22.1(f) (Privacy);

(xiv)	clause 22.1(g) (FOI);

(xv)	clause 22.1(k) (Conflicts); or

(xvi)	clause 23.3(a) (Disposal of Assets);

(uuu)	Milestone Report has the meaning given in item 3.1 of Schedule 1 (The Project);

(vvv)	Milestone Deliverables means those deliverables specified in item 1.9 of Schedule 1 (The Project);

(www)	Milestones means the milestones set out in item 1.9 of Schedule 1 (The Project);

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(xxx)	Minor Variation means a variation:

(i)	by way of extension to the dates specified in the Project Details or Schedule 1 (The Project);

(ii)	to the approved subcontractors for Major Subcontract Work in item 14 of the Project Details;

(iii)	to the list of Project Participants in item 15 of the Project Details;

(iv)	to the Address for Notices specified in item 20 of the Project Details;

(v)	to the Specified Personnel or the Project Participants specified in the Project Details;

(vi)	to elements of the Project as described in item 1.2 of Schedule 1 (The Project);

(vii)	to the Budget, provided the variation does not amend the Contributions, increase ARENA Funding or would not result in the total Overseas Expenditure exceeding 10% of the ARENA Funding, other than for equipment or materials;

(viii)	to the Knowledge Sharing Plan,

that does not or is not likely to materially affect the Project or Outcomes (including the Budget, Milestones and reports) or the extent of the Recipient’s obligations or costs in undertaking the Project;

(yyy)	Modern Slavery has the same meaning as in the Modern Slavery Act 2018 (Cth);

(zzz)	Moral Rights has the meaning given to that term in the Copyright Act 1968 (Cth) and includes a right of a similar nature that is conferrable by statute and that exists or comes to exist anywhere in the world;

(aaaa)	Other Contributions means the financial and in-kind contributions specified in item 2.3 of Schedule 1 (The Project);

(bbbb)	Outcomes means the outcomes for the Project, as set out in item 1.7 of Schedule 1 (The Project);

(cccc)	Overseas Expenditure means the incurred or paid expenditure of cash (or equivalent) on goods and services procured from a non-Australian entity and overseas travel;

(dddd)	Personal Information has the meaning given to it under the Privacy Act 1988 (Cth);

(eeee)	Personnel means, in relation to a party, any employee, officer, agent or professional adviser of that party and:

(i)	in the case of the Recipient, also of any subcontractor; and

(ii)	in the case of ARENA, including staff made available under section 62 of the ARENA Act;

(ffff)	Portfolio Department means the Department of Climate Change, Energy, the Environment and Water or such other Department as determined by an Administrative Arrangements Order;

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(gggg)	Pre-existing Material means Material owned by a party before execution of this Agreement;

(hhhh)	Project means the Project described in item 1.2 of Schedule 1 (The Project);

(iiii)	Project Details means the Project Details at the beginning of this Agreement;

(jjjj)	Project Participants means the entities specified in item 15 of the Project Details;

(kkkk)	Recipient means the party specified in item 3 of the Project Details;

(llll)	Recipient Confidential Information means Confidential Information of the Recipient which is identified in item 19 of the Project Details for the period of time specified in item 19 of the Project Details, or such other information as identified by the Recipient in writing to ARENA;

(mmmm)	Recipient Contributions means the financial and in-kind contributions specified in item 2.3 of Schedule 1 (The Project);

(nnnn)	Related Body Corporate has the meaning given to that term in section 9 of the Corporations Act 2001 (Cth);

(oooo)	Resolution Institute means the dispute resolution association with that name and ABN 69 008 651 232 (or any dispute resolution association which replaces it or which substantially succeeds to its powers or functions) and the following contact details:

[***]

[***];

Email: [***]

Phone: +[***];

(pppp)	Risk Management Plan means the plan to be provided by the Recipient in accordance with item 3.2 of Schedule 1 (The Project);

(qqqq)	Schedules means the schedules to this Agreement;

(rrrr)	Scheme means an arrangement, assignment, composition or moratorium with or for the benefit of creditors or any class or group of creditors (including an administration or arrangement under part 5.3A of the Corporations Act 2001 (Cth)), other than for the purposes of a solvent reconstruction or amalgamation as approved by ARENA;

(ssss)	Senior Management means the Chief Executive Officer in the case of the Recipient and the Chief Executive Officer or the Chief Financial Officer (as nominated by ARENA) in the case of ARENA;

(tttt)	Specified Personnel means the nominated Personnel of the Recipient, a Project Participant or subcontractor who will be carrying out the Project and involved in knowledge sharing, as identified at item 13 of the Project Details;

(uuuu)	Term has the meaning given to it in clause 1;

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(vvvv)	Third Party Material means Material owned by another person that is:

(i)	included, embodied in or attached to the Agreement Material; or

(ii)	used in undertaking the Project;

(wwww)	Visitors has the meaning given in clause 22.1(l)(i);

(xxxx)	WHS Law means all applicable Laws relating to work health and safety, including the Work Health and Safety Act 2011 (Cth), the Work Health and Safety Regulations 2011 (Cth) and any applicable Corresponding WHS Law;

(yyyy)	WHS Notifiable Incident means any notifiable incidents under WHS Law, accidents, injuries, or damage to property of a serious nature that occurs in connection with the Project; and

(zzzz)	Work Health and Safety Accreditation Scheme means the Work Health and Safety Accreditation Scheme referred to in section 43 of the Building and Construction Industry (Improving Productivity) Act 2016 (Cth).

42	Interpretation

42.1	In this Agreement, except where the contrary intention is expressed:

(a)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(b)	a reference to a party is to a party to this Agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assignees and substitutes;

(c)	the singular includes the plural and vice versa, and a gender includes other genders;

(d)	another grammatical form of a defined word or expression has a corresponding meaning;

(e)	a reference to A$, $A, dollar or $ is to Australian currency;

(f)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(g)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(h)	any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(i)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(j)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it;

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(k)	a reference to an obligation includes a warranty or representation and a reference to a failure to comply with, or breach of, an obligation includes a breach of warranty or representation;

(l)	the meaning of general words is not limited by specific examples introduced by ‘including’, ‘for example’ or similar expressions; and

(m)	headings are for ease of reference only and do not affect interpretation.

42.2	If there is any inconsistency between any of the documents forming part of this Agreement, those documents will be interpreted in the following order of priority to the extent of the inconsistency:

(a)	General Conditions;

(b)	Project Details;

(c)	Schedule 1 (The Project);

(d)	other Schedules;

(e)	Appendix A;

(f)	any attachments to the Schedules; and

(g)	documents incorporated by reference in this Agreement.

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Schedule 1     – The Project

1.	Project

1.1	Summary of the Project

The Recipient will develop, construct and operate a 30 MW / 288 MWh Concentrated Solar Power (CSP) project at Port Augusta in South Australia (the Project). The Project will deploy Vast Solar’s proprietary modular tower CSP technology, and if successful, will demonstrate how the technology can provide a reliable and scalable dispatchable renewable energy solution in the Australian market.

1.2	Project (clause 2.1)

Background

Technology development: Vast Solar has developed its proprietary CSP technology since 2009. ARENA has supported the development of the Vast Solar technology from early trials through to the current stage of Project development.

•	(2012-2014) $0.4 million for 1.2 MWth R&D project that validated the durability of the heliostat design and performance of the receiver, as well as refine the management of thermal energy storage. Contract reference 2012/ASI046.

•	(2013-2019) $9.9 million for 1.1 MWe pilot plant at Jemalong, NSW that demonstrated a fully integrated, operational, and grid-connected 6MWth CSP system, further developed Vast Solar’s heliostats, and demonstrated the benefits of utilising sodium as the HTF medium. Contract reference 2013/ERP070.

•	(2014-2021) $13.7 million for development funding towards a 30 MW Australian utility-scale plant (originally contemplated at Jemalong and then Mt Isa), with key outputs including the performance modelling and cost estimation used to prepare the Project to current level of maturity). Contract reference 2014/ASC004.

The current Project represents the next stage in commercialising its technology.

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Technology: A diagram of the Vast Solar technology underpinning the Project is shown below:

Plant operations are described below:

•	Heat from the sun is captured by heliostats (modular configuration) and concentrated into several receiver towers of 50 m height;

•	Heat is transferred from receivers by using sodium via a patented control system;

•	The heated sodium is then flowed through a sodium/salt heat exchanger to transfer the heat into a molten salt storage tank (FlexiTankTM);

•	The stored heat can then be used to generate electricity by producing steam in the Steam generation system and a Rankine cycle steam turbine; and

•	The cooled molten salt is transferred back to another FlexiTankTM (cold tank) for reuse, closing the molten salt loop.

Description

Scope: The Project involves the design, construction and operation of a 30 MW / 288 MWh CSP plant. Construction of the Project will involve:

•	Site preparation

•	Procurement, manufacture and installation of equipment including:

o	~120,000m2 of heliostats

o	Eight 10.5MW serpentine receivers

o	Distributed sodium piping network

o	Sodium-to-salt heat exchanger

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o	Sodium expansion vessel

o	Molten salt storage tanks

o	Steam generation system

o	Steam turbine generator

o	Distributed control system

Location: The Project will be located on a 1,580ha lot 20km north of Port Augusta, South Australia with site access via the Stuart Highway. This site is owned by SiliconAurora Pty Ltd (jointly owned by Vast Solar and 1414 Degrees Limited) and is intended to host other projects alongside VS1, including a 140 MW / 140 MWh battery energy storage system (currently in development and outside the scope of the Project).

Grid Connection: The plant will be connected to the grid via the proposed Carriewerloo substation (to be constructed on the site) which connects into the existing 275kV Davenport to Mt Gunson South transmission line (H2H) owned and operated by ElectraNet as a dedicated connection asset to supply Oz Minerals mining facilities.

Capital: The Project will be owned and operated through a special purpose vehicle (i.e. the Recipient). In addition to the ARENA grant of $65 million, the Recipient is also seeking up to $110 million in concessional finance from the Department of Climate Change, Energy, the Environment and Water (DCCEEW) on behalf of the Australian Government.

Revenue strategy: The Project is intended to be operated on a merchant basis, predominantly generating revenue from supply of electricity to the grid, market services as well as the sale of large-scale green certificates.

Timeframe: The Project is targeting financial close in September 2023, noting there are several key workstreams on the critical path that determine this timeframe. The construction period is expected to take two years, with the Project designed to operate for 30 years following commissioning. Key workstreams underpinning the Project timeframe are depicted below:

1.3	Stages (clause 5)

Not used.

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1.4	Project partners

The Project involves several Project partners, including:

Organisation	Role	Description of role in the Project
Advisian Pty Ltd (Worley)	Principal FEED Engineer (Approved subcontractor for Major Subcontract Work)	Worley is engaged as the Principal FEED Engineer for the Project.
Fichtner Australia Pty Ltd (Fichtner)	Owner’s Engineer	Fichtner is engaged as the Owner’s Engineer for the Project.
ElectraNet Pty Limited (ElectraNet)	Transmission network service provider	ElectraNet is engaged as the transmission network service provider for the Project.
SiliconAurora Pty Ltd (Silicon Aurora)	Site Access (Project Participant)	Silicon Aurora will provide site access and support (including the right to use assets) for the Project.
Vast Solar Pty Ltd (Vast Solar)	Project Sponsor (Project Participant)	Vast Solar will provide equity funding to the Recipient for the Project.
TBC	EPC Contractor (Approved subcontractor for Major Subcontract Work)	Post an approach to market and finalisation of the EPC strategy, Vast Solar will engage the EPC Contractor/s ed to undertake construction of the proposed plant.

1.5	Governance (clause 6)

The Recipient agrees to finalise and enact an appropriate governance structure prior to Financial Close.

To the extent that a Project Steering Committee with respect to the Project is established, the parties agree that ARENA may, at its discretion, participate in the Project Steering Committee as an observer provided that all matters and issues discussed at any Project Steering Committee meeting are subject to clause 27 (Confidentiality).

1.6	Outputs

Through the Project, the Recipient will deliver the following outputs:

(a)	Development, construction, and operation of a CSP plant with a size of at least 30 MW / 288 MWh. The CSP plant will provide:

(i)	a connection to the National Energy Market (NEM); and

(ii)	market services (energy arbitrage and Frequency Control Ancillary Services (FCAS)).

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(b)	Knowledge Sharing Deliverables as outlined in the Knowledge Sharing Plan, item 4.5 of Schedule 1, including:

(i)	Lessons Learnt Reports - to share key lessons from the Project and implications for industry.

(ii)	The Development and Financial Close Report - an overview of the development phase of the Project.

(iii)	The Construction and Commissioning Report - an overview of the construction and commissioning phases of the Project.

(iv)	Two Operational Reports – describing the ongoing performance of the Project over two years of operation.

(v)	Operations Data – provision of operational data as outlined in item 4.6(g) of Schedule 1.

(vi)	The Final Project Knowledge Sharing Report - to document and disseminate the Project outcomes.

1.7	Outcomes (clause 2.1)

The objectives for the Project will be achieved through the following Outcomes:

(a)	Improved technology readiness and commercial readiness of CSP technology.

(b)	Increased value delivered by renewable energy through demonstration of CSP technology for medium duration bulk energy storage.

(c)	Removal of barriers to renewable energy uptake through demonstration of CSP technology as an alternative medium duration bulk energy storage provider.

(d)	Increased knowledge relevant to the cost and technical performance of CSP technology to inform subsequent medium duration bulk energy storage projects.

1.8	Conditions Precedent (clause 4)

Provision of the following by the Recipient, in a form and substance satisfactory to ARENA:

(a)	Evidence that the nature of the Project has not materially changed relative to the details considered by the ARENA Board at its meeting of 1 December 2022;

(b)	Finalisation of technical and commercial due diligence;

(c)	Evidence that the Recipient has obtained all authorisations required to construct the Project;

(d)	Final execution versions of all key project documents including but not limited to all supply agreements, EPC Contracts, Operational & Maintenance agreement, funding agreements with all debt and equity providers, and land access agreements;

(e)	An updated Financial Model, reflecting all final contractual arrangements (as executed or otherwise ready to execute);

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(f)	A Risk Management Plan, a Community Consultation Plan, an Intellectual Property Management Plan and a Work Health and Safety Plan as set out in item 3.2 of Schedule 1 including certification of each plan;

(g)	An Approved Industry Participation Plan as set out in Schedule 3.

(h)	Final Front End Engineering Design (FEED) report completed by the preferred sub-contractor, outlining the substantial completion of the traditional activities required to support financing activities and project approval for the project sponsors and financers, accompanied by discussion by the Recipient on how the outcomes might impact the Project;

(i)	All grid connection approvals including executed grid Connection Agreement with ElectraNet;

(j)	Evidence demonstrating (to the extent required by ARENA) that debt and equity financing is committed to meet the anticipated construction and commissioning costs of the Project (including sufficient contingencies), including:

(i)	the minimum $45 million equity investment from Vast Solar, and

(ii)	concessional financing from DCCEEW, on behalf of the Australian Government, for up to $110 million;

(k)	Any share purchase agreements in connection with the Recipient, including any executed agreements evidencing or otherwise related to a Change in Control of the Recipient as well as any agreements to be triggered by delivery of the Project;

(l)	Evidence of any development fees received (or to be received) by the Recipient in connection with the Project; and

(m)	Provision of the finalised governance structure for the Project, including the involvement of Project Participants, where relevant.

(n)	Mutual termination of the Recipient’s existing contract with ARENA for project 2014/ASC004.

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1.9	Milestones (clause 2.1)

The Recipient must achieve the following Milestones, and provide the Milestone Deliverables and Milestone Report, in a form and substance satisfactory to ARENA, by the date for completion of the relevant Milestone.

No.	Description of Milestone and Milestone Deliverables	Completion date	Amount of Milestone payment (GST excl.)
1.

Notice to Proceed

D1.1 Provision of a Milestone Report in accordance with item 3.1 of Schedule 1 (The Project).

D1.2 Completion of Knowledge Sharing Deliverables due in the reporting period in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

D1.3 Provision of executed versions of all key Project documents previously provided as a Condition Precedent, including but not limited to supply agreements, EPC Contracts, Operational & Maintenance agreement, funding agreements with all debt and equity providers, and land access agreements.

D1.4 Provision of evidence, such as a letter of notice to proceed from the Recipient to the EPC Contractor(s), to demonstrate that the Recipient has issued an unconditional and irrevocable notice to the EPC Contractor(s) under the EPC Contract(s) to proceed with all works required to construct and commission the Project.

D1.5 Provision of an updated Financial Model reflecting final contractual arrangements as executed.

D1.6 Evidence of the procurement of insurances for increased amounts than previously procured at execution of the Funding Agreement to ensure that amounts are commensurate to the value and risks of the Project.

		29 March 2024	$	[***]
2.

Ordering of major equipment to site

D2.1 Provision of a Milestone Report in accordance with item 3.1 of Schedule 1 (The Project).

D2.2 Completion of Knowledge Sharing Deliverables due in the reporting period in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

D2.3 Provision of evidence confirming that the power block, steam generator, molten salt tank and sodium conditioning system have been ordered and deposits provided.

D2.4 Confirmation from the Independent Certifier that the Cost to Complete Test is satisfied.

D2.5 An Implementation Report that meets the Implementation Report Requirements of an Approved Australian Industry Participation Plan as set out in Schedule 3.

		29 November 2024	$	[***]

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No.	Description of Milestone and Milestone Deliverables	Completion date	Amount of Milestone payment (GST excl.)
3.

Delivery of major equipment to site

D3.1 Provision of a Milestone Report, in accordance with item 3.1 of Schedule 1 (The Project).

D3.2 Completion of Knowledge Sharing Deliverables due in the reporting period, in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

D3.3 Provision of evidence confirming that power block, steam generator, molten salt tank and sodium conditioning system have been paid for (excluding any holdbacks) and delivered to the Project site.

D3.4 Confirmation from the Independent Certifier that the Cost to Complete Test is satisfied.

		31 October 2025	$	[***]
4.

Commercial Operations Date

D4.1 Provision of a Milestone Report in accordance with item 3.1 of Schedule 1 (The Project).

D4.2 Completion of Knowledge Sharing Deliverables due in the reporting period in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

D4.3 Provision of evidence of Commercial Operation, including:

(a)       90% of nameplate charging capacity achieved over a 6-hour charge period.

(b)       90% of the nameplate discharging capacity achieved over a 6-hour discharge period.

(c)       90% of the storage capacity achieved

(d)       Substantial completion certificate as per EPC Contract.

		27 February 2026	$	[***]
5.

12 months operation

D5.1 Provision of a Milestone Report in accordance with item 3.1 of Schedule 1 (The Project).

D5.2 Completion of Knowledge Sharing Deliverables due in the reporting period in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

		26 February 2027	$	[***]

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No.	Description of Milestone and Milestone Deliverables	Completion date	Amount of Milestone payment (GST excl.)
6.

24 months operation

D6.1 Provision of a Final Report in accordance with item 3.1 of Schedule 1 (The Project).

D6.2 Completion of Knowledge Sharing Deliverables due in the reporting period in accordance with item 4 of Schedule 1 (Knowledge Sharing Plan).

		28 February 2028	$	[***]
7.

Financial Reporting

D7.1 Provision of an Audited Financial Statement covering all financial years of the Project up to that date, in accordance with item 3.1 of Schedule 1 (The Project).

D7.2 Provision of a final Acquittals Statement in accordance with item 3.1 of Schedule 1 (The Project).

		31 May 2028	$	[***]

2.	Funding and Payment

2.1	ARENA Funding

The total amount of funding provided by ARENA under this Agreement will not exceed $65,000,000 (excluding GST).

2.2	Payment of ARENA Funding

The ARENA Funding will be provided as Milestone payments as specified in item 1.9 of Schedule 1 (The Project), in accordance with clause 16.7.

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2.3	Budget

All amounts in the table below are in AUD and GST exclusive.

It is acknowledged that the table below is indicative only and may be revised at the CP Satisfaction Date.

Budget Income	M1	M2	M3	M4	M5	M6	M7	Total
ARENA	4,576,486	17,383,448	25,840,391	10,949,675	4,500,000	1,500,000	250,000	65,000,000
Recipient (cash)	3,168,337	12,034,696	17,889,502	11,907,465	-	-	-	45,000,000
Australian Federal Government (cash)	7,744,822	29,418,143	43,729,893	29,107,142	-	-	-	110,000,000
Total income Expenditure	15,489,645	58,836,287	87,459,786	51,964,282	4,500,000	1,500,000	250,000	220,000,000
Solar Field	4,793,707	18,208,547	27,066,896	5,092,864	-	-	-	55,162,014
Thermal Energy Storage	1,966,014	7,467,761	11,100,782	2,088,707	-	-	-	22,623,264
Power Block	4,182,614	15,887,356	23,616,460	4,443,636	-	-	-	48,130,066
Personnel	1,492,847	5,670,472	8,429,123	1,586,011	-	-	-	17,178,453
Common to Plant	1,228,907	4,667,912	6,938,823	1,305,598	-	-	-	14,141,240
Owner’s Cost	733,414	2,785,819	4,141,103	779,184	-	-	-	8,439,520
Contingency	1,092,142	4,148,420	6,166,599	1,160,295	-	-	-	12,567,456
Plant Performance Reserve Account	-	-	-	35,507,987	4,500,000	1,500,000	250,000	41,757,987
Total expenses	15,489,645	58,836,287	87,459,786	51,964,282	4,500,000	1,500,000	250,000	220,000,000

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3.	Reports and Plans

3.1	Reports

The Recipient must, in addition to the requirements set out in the table below, include within each report:

(i)	the name of the Recipient and all subcontractors;

(ii)	a contact name, telephone number and email address;

(iii)	the Project title and number;

(iv)	a statement of the ARENA Funding, Recipient Contributions and Other Contributions provided and spent certified by an authorised officer of the Recipient;

(v)	the amount remaining in the account referred to in clause 22.1(m); and

(vi)	details of any published reports, promotional material, media publicity, pamphlets or other documentation relevant to the Project.

Report Type	Requirements
Milestone Report

Each Milestone Report must include:

(a)        the Milestone and period to which the report relates;

(b)        a Budget update (including cost to completion) (in a format similar to that set out in item 2.3 of Schedule 1 (The Project)); and

(c)        an update on:

(i)         the progress of the Project relevant to the Outcomes;

(ii)        the Knowledge Sharing Deliverables completed during the period to which the report relates, including a list of any public reports or knowledge sharing reports, data or documentation;

(iii)       the outcomes of those Knowledge Sharing Deliverables; and

(iv)       the number of direct jobs (including any permanent roles, contractors, subcontractors and consultants) created during any construction and operation phases of the Project.

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Report Type	Requirements
Monthly Financial Close Update Report Provide as soon as practicable after the end of each month until the CP Submission Date

Each Monthly Financial Close Update Report must include:

(a)        the name of the Recipient;

(b)        the Project title and number;

(c)        the period to which the report relates;

(d)        details of any published reports, promotional material, media publicity, pamphlets or other documentation relevant to the Project; and

(e)        a description and analysis of the progress of the Project, including:

(v)       any major issues or developments which have arisen and the effect they will have on the Project;

(vi)      progress towards completion of the Conditions Precedent; and

(vii)     any proposed changes to the Project.

In addition, the Recipient must provide the following, in a form and substance satisfactory to ARENA:

(i)         confirmation that the nature of the Project has not materially changed relative to the details considered by the ARENA Board at its meeting of 1 December 2022;

(ii)        A financing plan, which demonstrates a credible pathway to financial close for the Project including:

(A)         the minimum $45 million equity investment from Vast Solar;

(B)          concessional financing from DCCEEW, on behalf of the Australian Government, for up to $110 million; and

(C)          copies of any materials provided to external parties in relation to raising capital for the Recipient, Vast Solar Pty Ltd, or any Related Body Corporate of the Recipient or of Vast Solar Pty Ltd.

(iii)       A status update on key work streams, including:

(A)          front-end Engineering Design (FEED), including updated capex estimates;

(B)           grid connection approvals;

(C)           authorisations required to construct and operate the Project;

(D)           engagement with EPC contractors and other key Project Partners;

(E)           engagement of internal and external resources per the resourcing plan for the Project; and

(iv)      any other information reasonably requested by ARENA, including information of a technical nature.

Progress Reports At ARENA’s discretion.

Each progress report must include an update on:

(a)        whether the Project is proceeding in accordance with the Budget and, if it is not, an explanation of why the Budget is not being met, the effect this will have on the Project and the action the Recipient proposes to take to address this;

(b)        the progress on achieving the Outcomes;

(c)        any major issues or developments which have arisen and the effect they will have on the Project; and

(d)        any proposed changes to the Project.

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Report Type	Requirements
Final Report

The Final Report must include:

(a)        a description and analysis of the progress of the Project, including:

(i)         evidence that the Project has been completed, and the Milestones have been achieved;

(ii)        details of the extent to which the Project achieved the Outcomes;

(iii)       any highlights, breakthroughs or difficulties encountered; and

(iv)       conclusions or recommendations (if any) arising from the Project;

(b)        a description of the Knowledge Sharing Deliverables in accordance with item 4 of Schedule 1 (The Project), along with all of the Knowledge Sharing Deliverables completed as at the date of the Final Report;

(c)        statistics for the number of direct jobs (including any permanent roles, contractors, subcontractors and consultants) created during any construction and operation phases of the Project;

(d)        analysis of the effectiveness of each of the Knowledge Sharing Deliverables completed;

(e)        for any on-going Knowledge Sharing Deliverables, an update of progress in undertaking each Knowledge Sharing Deliverable; and

(f)         if bound by the Modern Slavery Act 2018 (Cth), a copy of the most recent Modern Slavery Statement that has been prepared. If not bound by the Modern Slavery Act 2018 (Cth), a statement setting out what checks and actions have been undertaken by the recipient to address risks of modern slavery with respect to the Recipient’s suppliers.

Acquittals Statement To be certified by the Recipient’s Chief Financial Officer (or such other person approved by ARENA)

The acquittals statement must certify:

(a)        that all ARENA Funding, Recipient Contributions and Other Contributions were spent for the purpose of the Project in accordance with this Agreement and that the Recipient has complied with this Agreement; and

(b)        that salaries and allowances paid to persons involved in the Project are in accordance with any applicable award or agreement in force under any relevant law on industrial or workplace relations.

Audited Financial Statements To be prepared by an Approved Auditor in accordance with Accounting Standards in respect of the ARENA Funding, Recipient Contributions and Other Contributions

The Audited Financial Statements must include:

(a)        a definitive statement as to whether the financial information for the Project represents the financial transactions fairly and is based on proper accounts and records;

(b)        if the Recipient is a company, a separate declaration from the Recipient’s directors that the Recipient is solvent, a going concern and able to pay its debts as and when they fall due; and

(c)        detail of any ARENA Funding returned to ARENA by the Recipient and the reasons for such refund.

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3.2	Plans

Plan	Certification requirement (clause 11.2)	Requirements
Risk Management Plan	External certification

For the Term of this Agreement, the Recipient must develop, implement and update a Risk Management Plan for the Project which includes the following features:

(a)        clear identification and documentation of all key Project risks (including, but not limited to, financial, operational, Schedule, technical, WHS and external risks) and categorisation of those risks covering both likelihood of occurrence and potential consequence;

(b)        the proposed mitigation strategies and associated action plans that the Recipient determines necessary to eliminate the risks or, if this is not possible, minimise the likelihood and consequences of those risks occurring; and

(c)        a process for regularly monitoring and updating the Risk Management Plan and reporting to the Recipient’s internal management, board, Project Participants and joint venture partners (if applicable), and is consistent with relevant industry standards and best practice for this type of Project and the types of risks it has.

Community Consultation Plan	External certification

(a)        For the duration of the Agreement, the Recipient must develop, implement and update a Community Consultation Plan for the Project which includes the following features:

(i)         identification of all key stakeholder groups, including local communities that are potentially affected by the Project;

(ii)        evidence that the Recipient has engaged a suitably qualified and experienced cultural heritage advisor and archaeologist with knowledge of the local area and well-established relationships with the local traditional owner group to assist with necessary Project site approvals

(iii)       an outline of the proposed community consultation processes and an outline for stakeholders on how to access the latest information in respect of community consultation matters;

(iv)       how they propose to comply with the general principles set out in the Best Practice Charter for Renewable Energy Projects or such other guidance as agreed by the Parties;

(v)        process for maintaining an up-to-date record of complaints arising from community consultations and the responses provided to these complaints; and

(vi)       a process for regularly monitoring and updating the Community Consultation Plan and the community consultations undertaken and reporting to the Recipient’s internal management, board, Project Participants, and other key groups (whether government or non-government) as required by ARENA to ensure the on-going improvement of community engagement, and is consistent with relevant industry standards and best practice for this type of Project and the types of community consultation to be undertaken.

(b)        The Recipient may make the Community Consultation Plan available by publishing it on the Project Webpage.

(c)        The Recipient must provide to ARENA notification of responses by the Recipient to adverse community reaction to the Project.

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Plan	Certification requirement (clause 11.2)	Requirements
Intellectual Property Management Plan	Internal certification

For the Term of this Agreement, the Recipient must implement an Intellectual Property Management Plan for the Project which includes the following features:

(a)        detailed descriptions of relevant Intellectual Property;

(b)        detailed descriptions of relevant licences, property technology or potential licences necessary for achieving the outcomes as described in item 1.7 of this Schedule 1 (The Project); and

(c)        clear identification of mitigation strategies the Recipient determines necessary to appropriately manage the identified Intellectual Property.

Work Health and Safety Plan	External Certification

For the Term of this Agreement, the Recipient must develop, implement and update a Work Health and Safety Plan for the Project which includes the following features:

(a)        clear identification and documentation of all WHS risks and categorisation of those risks covering both likelihood of occurrence and potential consequence;

(b)        the proposed mitigation strategies and associated action plans that the Recipient determines necessary to eliminate the risks or, if this is not possible, minimise the likelihood and consequences of those risks occurring; and

(c)        a process for regularly monitoring and updating the Work Health Safety Plan and reporting to the Recipient’s internal management, board, Project Participants and joint venture partners (if applicable), and is consistent with relevant industry standards and best practice for this type of Project and the types of WHS risks it has.

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4.	Knowledge Sharing Plan

4.1	Knowledge sharing context

Under the ARENA Act, ARENA’s mandate is to promote the sharing of information and knowledge about renewable energy technologies, with the objective of accelerating the development and growth of Australia’s renewable energy sector.

4.2	Knowledge sharing objectives

This Project will provide insights to stakeholders that enable a better understanding of the benefits and challenges of CSP and longer duration storage projects more generally. The Project will develop knowledge in a number of key areas, including:

(a)	The development and construction of CSP technology in the Australian setting.

(b)	The economic and technical performance of a demonstration CSP plant.

4.3	Knowledge sharing stakeholders/target audiences

This Project will be most relevant to stakeholders considering application of CSP and longer duration storage technologies in Australia, including project developers, gentailers, investors and policy makers and regulators.

4.4	Knowledge Sharing Agent

ARENA reserves the right to engage a Knowledge Sharing Agent at any time.

4.5	Knowledge Sharing Deliverables

ARENA may make requests from Projects (and portfolios of Projects) for particular topics to be covered either through lessons learnt reports (where applicable) or ad hoc reports, as required. Where ARENA has not made a specific request, topics are to be relevant and/or topical and have an appreciation for the key audiences. For the avoidance of doubt, business development and marketing material is not considered to be Knowledge Sharing Deliverables.

All deliverables are to be:

(a)	prepared to a standard acceptable to ARENA;

(b)	readily accessible and searchable; and

(c)	submitted in final form for revision.

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Public reports must reflect ARENA’s Report Writing Tips & Guidelines which will be provided by ARENA to the Recipient or can be found on ARENA’s website. Public deliverables may be published on a public platform determined by ARENA. Any sensitive information (information not for public release) is to be provided as a confidential addendum for ARENA (as Recipient Confidential Information) or as agreed with ARENA. Public deliverables must be approved by ARENA prior to publishing.

No.	Deliverable title	Purpose	Frequency	When?	Accessibility (Public or Recipient Confidential Information (clause 26))	Content and delivery
KS1	ARENA 15- minute Project survey	Efficient qualitative and quantitative data gathering. ARENA may use this information in anonymised portfolio analysis and reporting.	Quarterly	From Commencement Date to the Final Milestone Date	Recipient Confidential Information. ARENA and the Knowledge Sharing Agent (if applicable) only.	ARENA to provide a link to the survey each quarter.
KS2	Lessons Learnt Report	To share key lessons from the Project and implications for industry.	Every 6 months	From Milestone 1 to Milestone 4	Public

Public reports to be published on ARENA’s Knowledge Bank, and/or on a public platform as agreed by the parties.

Any sensitive information (information not for public release) to be included as a confidential addendum for ARENA only (rather than separate report).

The scope of the Reports is described in item 4.6 of Schedule 1.

KS3	Development and Financial Close Report	To provide an overview of the development phase of the Project.	Once	At Milestone 2	Public
KS4	Construction and Commissioning Report	To provide an overview of the construction and commissioning phases of the Project.	Once	At Milestone 4	Public
KS5	Interim Operational Report (12 months data collection)	Provide an overview of the Project’s performance during the first 12 months of operations.	Once	At Milestone 5	Public
KS6	Final Operational Report (24 months data collection)	Provide an updated version of the Interim Operational Report, with additional 12 months data and learnings presented as an additional section or appendix to the Interim Operational Report.	Once	At Milestone 6	Public
KS7	Operations Data repository	Share project information and operational data with industry where Operations Data is described at item 4.5(g) of Schedule 1.	Updated monthly	The operations data repository should be established by Milestone 4 and should be maintained and updated at least until Milestone 7.	Public	The Operational Data repository should be accessible through the Project Webpage and should include downloadable copies of operational data sets, as specified in item 4.6 of Schedule 1.

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No.	Deliverable title	Purpose	Frequency	When?	Accessibility (Public or Recipient Confidential Information (clause 26))	Content and delivery
KS8	Final Project Knowledge Sharing Report	Final project knowledge sharing report to document and disseminate the Project outcomes from a knowledge sharing perspective.	Once	At Milestone 6	Public

Public report to be published on ARENA’s Knowledge Bank, and/or on a public platform agreed by the parties.

Any sensitive information (information not for public release) to be included as a confidential addendum for ARENA only (rather than separate report).

ARENA may request a briefing session to share and discuss the findings of the project, and the draft version of the report.

The scope of the Report is described in item 4.6 of Schedule 1.

KS9	ARENA-led event	Attendance and participation in an ARENA-led event (e.g. webinar, workshop or roundtable). Share Project information with other ARENA funded Projects and/or key stakeholders.	Up to three each year, as agreed with ARENA	From CP3 Satisfaction Date to Final Milestone Date	Public, or as agreed by the parties on a case- by-case basis	Recipient to provide documentation (i.e. slides, word document, pdf etc) to ARENA following attendance, to contain sufficient information to be read as a standalone document.
KS10	Industry-led event	Project exposure, knowledge dissemination.	Minimum one per year or at the discretion of ARENA	From CP3 Satisfaction Date to 6 months following the Final Milestone Date	Public

As agreed with ARENA, at industry conferences or events with high attendance from target audience.

Evidence of active involvement to be provided (e.g. presentation slides, recordings, one-page summary of event), as agreed with ARENA.

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No.	Deliverable title	Purpose	Frequency	When?	Accessibility (Public or Recipient Confidential Information (clause 26))	Content and delivery
KS11	Site visit	On ground experience with key stakeholders and demonstration of facilities.	Twice	As agreed with ARENA	Public	Site visit to Project location or a virtual tour delivered online as agreed by ARENA.
KS12	Ad hoc reports, products and activities	Capture unknown unknowns.	No more than three per year	As required	Public, as agreed by the parties on a case- by-case basis	Format and topic to be agreed at the time of request.
KS13	Launch and maintenance of Project Webpage	To improve the awareness of the project and facilitate access to Project information and outputs.	Established once but maintained and regularly updated as required.	The Project Webpage should be established by Milestone 1 or at a time agreed with ARENA and should be maintained and updated at least until Milestone 7.	Public	Purpose-built webpage, or section of an existing website with clear information on the project ranging from basic descriptions of the project, explanations of the technology and project status updates, through to downloadable copies of operational data sets and public knowledge sharing deliverables. More details included in item 4.6 of Schedule 1.

4.6	Content of Knowledge Sharing Deliverables

(a)	Project Webpage

The Project Webpage, on the Recipient’s appropriate corporate website, should include the following elements as a minimum:

(a)	Brief description of the Project, including:

(i)	Project overview

(ii)	Project timeline and status (e.g., commencement of construction, scheduled Completion date, etc)

(iii)	Brief and simple explanation of the CSP technology and how it will be used in the Project

(iv)	key contractors

(v)	key equipment suppliers

(vi)	total Project cost

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(vii)	summary of debt, equity and grant providers

(b)	images of the site, including time delay footage

(c)	Publicly available knowledge sharing reports (reports should be published on the Recipient’s website following public release by ARENA)

(d)	Downloadable copies of Operational Data (data should be downloadable in csv format, or as otherwise agreed)

(e)	Contact details for any community consultations, public queries or complaints handling

(f)	ARENA acknowledgement

(g)	A hyperlink to the project page on the ARENA website

(b)	Development and Financial Close Report

The Development and Financial Close Report will provide an overview of the development phase of the Project. The report will highlight any challenges as well as the key learnings gained from these stages of the Project. The expected length of this document is at least 15 pages of substantive content. The report should cover:

(a)	Executive summary

(b)	Project overview and objectives (general project information, including sizing, location, services and functionality, registration, grid connection details, project partners, project delivery model and ownership model)

(c)	Description of the journey to reach Financial Close, including:

(i)	EPC tender process, award and pricing

(ii)	Grid connection process

(iii)	Procurement

(iv)	Key commercial considerations and securing finance

(v)	Community consultation and feedback

(vi)	Planning and development approvals

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(d)	Overview of Project Objectives with focus on innovative elements including:

(i)	Emerging reliability and grid-related challenges and the potential role for CSP to address these challenges

(ii)	Process and key learnings on the development and permitting of an CSP project

(iii)	Process and key learnings on obtaining site control, regulatory challenges and mitigation strategies.

(iv)	Process and key learnings on the use of an operational mine for energy storage development

(v)	Risk allocation strategies and concerns identified by service providers and lenders

(vi)	EPC contract strategies and risk appetites (and allocation)

(vii)	Disclosure on the stakeholder positions, including the project participants

(viii)	Other key findings to date

(e)	Evaluations

(i)	International benchmarking

(ii)	Overview of the business case, including key project cost items and revenue strategy (with detail sufficient to allow industry participants to develop insights for future projects)

(iii)	Technical innovations in the proposed Project compared to the previous plants set up by Vast Solar, including a discussion on how the plant safety aspects will be managed

(iv)	Levelized Cost of Energy (LCOE) modelling

(v)	Impact of regulatory or legislative changes on market pricing and the implication for the Vast Solar technology

(vi)	Expected network services/benefits that the project is expected to deliver

(vii)	Environmental impact

(f)	Key challenges and lessons learnt

(g)	Conclusions and next steps

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(c)	Construction and Commissioning Report

The Construction and Commissioning Report will provide an overview of the construction and commissioning phases of the Project. The report will highlight any challenges as well as the key learnings gained from these stages of the Project. The expected length of this document is at least 15 pages of substantive content. The report should include:

(a)	Executive summary

(b)	Project overview and objectives

(c)	Description of construction, commissioning and achieving commercial operations, including:

(i)	Overview of construction, commissioning, and commercial operation activities

(ii)	Headcounts and average income/headcount

(iii)	Specialised equipment and logistic summary

(iv)	Availability of specialised equipment (e.g., heliostats and receivers) and supply chain proofing

(v)	Commissioning plans and strategies

(vi)	Stakeholders and community engagement

(vii)	Summary of impact to the local economy including approximate number of jobs created

(viii)	Environmental plans

(ix)	Grid connection challenges

(x)	Land access

(xi)	Contract challenges, claims, losses and extras summary

(xii)	Safety and Security summary and metrics

(xiii)	Regulatory requirements, including environmental (and other) approvals

(xiv)	Community consultation and safety

(xv)	Risk management plan and mitigation summary

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(xvi)	Operation and maintenance expectations

(xvii)	Analysis of actual progress to forecast (at financial close), including financial and non-financial factors

(xviii)	Total actual project cost, including line-item breakdown analysis

(xix)	Key challenges and lessons learnt

(xx)	Conclusions and next steps

(d)	Operational Reports

The Operational Reports will provide an overview of the Project’s performance across the first 12 months of operations (Interim Operational Report) and the second 12 months of operation (Final Operational Report). The reports should describe how the Project is being used (i.e. applications), its technical performance, and its ability to capture revenue in different applications. The expected length of this document is at least 15 pages of substantive content. The Operational Reports should include:

(a)	Executive summary

(b)	Project overview and objectives

(c)	Description of project operation and performance, including:

(i)	Project status (cost and schedule update)

(ii)	Safety and risk management

(iii)	Environmental impact

(iv)	Stakeholder and community engagement and feedback

(v)	Operation and maintenance requirements and cost

(vi)	Impact of soiling on heliostats and associated cost

(vii)	Performance

(viii)	Discussion on technical performance metrics (clearly defined with units and location of measurement, where applicable), including:

(A)	round-trip efficiency (including commentary on site conditions such as incident solar irradiation, wind speed, temperature and humidity), comparison of forecast and actual round trip efficiencies

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(B)	ramp rates

(C)	operational constraints

(D)	degradation (including commentary on site conditions such as temperature and humidity)

(E)	auxiliary power usage

(F)	equipment availability (including commentary on individual equipment performance)

(ix)	Description of performance during any islanding events.

(x)	Safety and environmental performance.

(xi)	Applications and usage including:

(A)	Analysis of CSP charging/discharging behaviour and storage duration, including participation in different applications (e.g. energy arbitrage / time shifting, contingency FCAS, regulation FCAS etc).

(B)	New revenue opportunities (if any)

(C)	Revised LCOE models using operational data

(d)	Key challenges lessons learnt

(e)	Conclusions and next steps

(e)	Lessons Learnt Report

The aim of these reports is to share key lessons from the Project and implications for industry. The expected length of these documents is 5-10 pages of substantive content. The reports should include, at a minimum:

(a)	Executive summary with project description, objectives and progress

(b)	Challenges and lessons learnt related to technical, commercial/financial, regulatory, social/customer aspects,

(c)	Any potential demand flexibility aspects or potential of the Project

(d)	Implications for industry and future projects (e.g., process heat applications and provision of electrons)

(e)	Lessons on stakeholder engagement, consultation, outcomes and impact

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(f)	Final Project Knowledge Sharing Report

The aim of this report is to summarise the preceding reports on development, construction, commissioning and operations and add some analysis of the lessons learned through the implementation of the project that are relevant to future potential projects. The expected length of this document is at least 25 pages of substantive content. This report should include, at a minimum:

(a)	Executive Summary

(b)	Project background, overview and objectives

(c)	Project review (performance against objectives)

(d)	Challenges, lessons learnt and recommendations

(e)	Improved understanding of CSP site considerations, design, construction, and technical performance.

(f)	Impact on the broader dispatchable renewable generation and longer duration energy storage industry

(g)	Conclusions and next steps

(g)	Operations Data

The Recipient will provide public access to the Project’s Operations Data. Data should be downloadable in csv format (or as otherwise agreed) and include 5-minute interval data including but not limited to:

(a)	State of charge

(b)	Active power consumption and provision distinguished for energy market and FCAS modes of operation

(c)	Reactive power consumption and provision

(d)	Electricity losses on site

(e)	Electricity exported to the grid

(f)	Power outages – unforeseen and planned

(g)	Applicable loss factors (generator and load)

(h)	Turbine efficiency

(i)	Storage power capacity and duration

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(j)	Site conditions such as - incident solar irradiation, temperature, humidity, and wind speed

(k)	Impact of site conditions such as - high temperature or high humidity on the plant’s output and degradation.

(l)	Maintenance issues (downtime - scheduled and unscheduled etc.)

(m)	Curtailment events (voluntary and involuntary)

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Schedule 2      – Study Template

Not used.

Schedule 3      – Major Projects

5.	Approved Australian Industry Participation Plan

Australian Industry Participation Authority or AIP Authority	the Australian Industry Participation Authority.
Australian Industry Participation Plan or AIP Plan	the plan referenced in item 1 of this Schedule 3 (Major Projects).
Australian Industry Participation Plans: User Guide or, AIP Plans: User Guide

the Australian Industry Participation Plans: User Guide for developing an AIP Plan and Implementation Report published by the Department of Industry which can be obtained from the internet site.

https://www.industry.gov.au/regulation-and-standards/australian-industry-participation

Implementation Report	a report provided to ARENA in accordance with item Schedule 15(d) to Schedule 15(f) (inclusive).
Implementation Report Requirements	the requirements for an Implementation Report set out in the AIP Plans: User Guide for developing an AIP Plan and Implementation Report.

(a)	Once the AIP Authority has approved the Recipient’s AIP plan, the Recipient’s must provide ARENA with a copy of:

(i)	the Approved AIP plan; and

(ii)	the Certificate of Approval.

(b)	The Recipient must comply with the Approved AIP Plan.

(c)	If any conflict arises between any part of the Approved AIP Plan and any other part of this Agreement, the other part of this Agreement prevails to the extent of the conflict.

(d)	The Approved AIP Plan must not be construed as limiting the Recipient’s obligations to comply with the requirements of this Agreement.

(e)	The Recipient must provide ARENA with an Implementation Report that meets the Implementation Report Requirements by the Milestone 2 completion date.

(f)	Where ARENA considers that the Implementation Report does not meet the Implementation Report Requirements, ARENA may by written notice to the Recipient reject the Implementation Report. Where ARENA rejects the Implementation Report, ARENA will provide the Recipient with reasons for the rejection.

(g)	Where ARENA rejects the Implementation Report, the Recipient must provide ARENA with the Implementation Report, amended to address the reasons for the rejections advised by ARENA and that otherwise meets the Implementation Report Requirements within 10 Business Days of the date of the notice issues by ARENA.

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(h)	The Recipient consents to ARENA or any other Commonwealth agency:

(i)	publishing the executive summary of its Approved AIP Plan;

(j)	publicising or reporting on the Recipient’s performance in relation to the Approved AIP Plan and level of compliance with the AIP Plan; and

(k)	publicising or reporting on any information contained in the Approved AIP Plan or AIP Implementation Report under this Agreement.

(l)	This item 1 of Schedule 3 (Major Projects) survives the termination or expiry of this Agreement.

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Signing page – ARENA

EXECUTED as an agreement.

SIGNED for and behalf of the Australian Renewable Energy Agency by its duly authorised delegate in the presence of:

/s/ Ian Kay	/s/ Gautham Shankar
Signature of Authorised Delegate	Signature of Witness

Ian Kay	/s/ Gautham Shankar
Name of Authorised Delegate (Please print)	Name of Witness (Please print)

CFO
Position of Authorised Delegate (Please print)

27-01-2023 | 4:29:07 PM AEDT
Date

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Signing page – Recipient

EXECUTED as an agreement.

EXECUTED by Vast Solar 1 Pty Ltd (ABN 99 660 142 030) in accordance with the requirements of section 127 of the Corporations Act 2001 (Cth) by:

/s/ Craig Wood	/s/ Colin Sussman
Signature of Director	Signature of Director/Company Secretary (Please delete as applicable)

/s/ Craig Wood	Colin Sussman
Name of Director (Please print)	Name of Director/Company Secretary (Please print)

27-01-2023 | 3:00:22 PM AEDT
Date

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Appendix A      – Minor Variations to this Agreement (Clause 20.1)

This Appendix is intended to set out the process for effecting Minor Variations, to record details of Minor Variations for administrative purposes and to be updated as Minor Variations are effected.

Where the parties agree to a Minor Variation in accordance with clause 20.1, ARENA will send the Recipient an updated version of the table below containing details of the Minor Variations currently in effect. This Appendix will be deemed to have been amended accordingly. If there is any inconsistency between a Minor Variation and this Appendix, then the Minor Variation will prevail to the extent of the inconsistency.

[Drafting note: ARENA to update the table below and send to the Recipient once a Minor Variation is agreed - the table is intended to be an up-to-date record of all Minor Variations.]

Minor Variation No.	Date of Minor Variation	Nature of Minor Variation	Details of Minor Variation
	[insert]	[Insert as directed by ARENA / agreed by the parties]	[Insert brief details]

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Appendix B      – Communications Material

To be completed in accordance with clause 9.

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